Filed pursuant to Rule 424(b)(5)
SEC File Nos. 333-203760-01
333-203760

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per unit(1)	Maximum aggregate offering price(1)	Amount of registration fee(2)
2.000% Senior Notes due 2022 (the “Notes”)	$399,980,000	99.613%	$398,432,078	$46,298
Guarantee of the Notes	—	—	—	(3)

(1)	€350,000,000 aggregate principal amount of the Notes will be issued by Harman Finance International, S.C.A. The maximum aggregate offering price is calculated using an exchange rate of €1.00 = USD1.1428, the noon buying rate published by the Federal Reserve Bank of New York for the euro/USD exchange rate on May 15, 2015.
(2)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(3)	In accordance with Rule 457(n), no separate fee is payable with respect to the guarantee by Harman International Industries, Inc. of the Notes being registered.

Prospectus Supplement

(To Prospectus dated April 30, 2015)

€350,000,000

Harman Finance International, S.C.A.

2.000% Senior Notes due 2022

fully and unconditionally guaranteed by

Harman International Industries, Incorporated

The notes will bear interest at the rate of 2.000% per year. Interest on the notes is payable annually in arrears on May 27 of each year, commencing on May 27, 2016. The notes will mature on May 27, 2022. We may redeem some or all of the notes at any time before maturity at the applicable redemption price discussed under the section entitled “Description of the Notes—Optional Redemption.” In addition, we may redeem the notes in whole but not in part, at any time at our option, in the event of certain developments affecting taxation. See “Description of the Notes—Redemption for Tax Reasons.”

Harman Finance International, S.C.A., the issuer of the notes, is a wholly-owned finance subsidiary of Harman International Industries, Incorporated. The notes will be fully and unconditionally guaranteed by Harman International Industries, Incorporated. The notes will be Harman Finance International, S.C.A.’s senior unsecured obligations and will rank equally with all of its other unsubordinated indebtedness from time to time outstanding. The guarantee of the notes will be Harman International Industries, Incorporated’s senior unsecured obligations and will rank equally with all of its unsubordinated indebtedness from time to time outstanding. Holders of any secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such indebtedness, in the event of any bankruptcy, liquidation or similar proceeding. See “Description of the Notes.”

The notes will be issued in book-entry, registered form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange. We expect trading in the notes on the New York Stock Exchange to begin within 30 days after the original issue date.

Investing in the notes involves risks. See the section entitled “Risk Factors” beginning on page S-14 of this prospectus supplement.

	Per Note	Total
Public Offering Price (1)	99.613%	€348,645,500
Underwriting Discount	0.550%	€1,925,000
Proceeds to Harman (before expenses)	99.063%	€346,720,500

(1)	Plus accrued interest, if any, from May 27, 2015 to the date of delivery.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Securities entitlements with respect to the notes will be credited against payment on or about May 27, 2015, in book-entry form through the book-entry delivery system of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on behalf of the purchasers. The expected delivery date of May 27, 2015 is the fourth London business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+4”). Purchasers of the notes may be affected by this settlement date. See “Underwriting (Conflicts of Interest)” beginning on page S-58 of this prospectus supplement.

Joint Book-Running Managers

HSBC	J.P. Morgan	UniCredit Bank

Co-Managers

MUFG	The Royal Bank of Scotland	TD Securities

May 20, 2015

Prospectus Supplement

i

The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.

IN CONNECTION WITH THIS OFFERING, J.P. MORGAN SECURITIES PLC, AS STABILIZING MANAGER (OR PERSONS ACTING ON ITS BEHALF), MAY OVER-ALLOT THE NOTES OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 CALENDAR DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

ii

About this Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated herein and therein by reference, on the other hand, you should rely on the information in this prospectus supplement.

We have not, and the underwriters have not, authorized anyone to give you information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any other offering materials is accurate as of any date other than the date on the front of such document, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

References to “Harman,” “Company,” “we,” “us” and “our” in this prospectus supplement refer to Harman International Industries, Incorporated and its subsidiaries (including Harman Finance International, S.C.A.) unless otherwise indicated or the context requires otherwise. References to “Harman Finance” in this prospectus supplement refer to Harman Finance International, S.C.A.

Trademarks and Trade Names

Harman, the Harman logo, and Harman products and brand names referred to in this prospectus are either the trademarks or the registered trademarks of Harman. All other trademarks are the property of their respective owners.

Cautionary Statement Concerning Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and any other offering material, and the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and such other offering material, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should not place undue reliance on these statements. Forward-looking statements include information concerning possible or assumed future results of operations, cash flows, capital expenditures, the outcome of pending legal proceedings and claims, goals and objectives for future operations, including descriptions of our business strategies and purchase commitments from customers. These statements are typically identified by words such as “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “should,” “will” and similar expressions. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider the information in this prospectus supplement, the accompanying prospectus and any other offering material, and the documents incorporated by reference in this prospectus supplement, accompanying prospectus and offering material, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. In light of these risks, uncertainties and assumptions, we cannot assure you that the results and events contemplated by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or any other offering material, or the documents incorporated by reference in this prospectus supplement, accompanying prospectus or offering material, will in fact transpire.

You should carefully consider the risks described below and the other information contained in this prospectus supplement, the accompanying prospectus and any other offering material, and the documents incorporated by reference in this prospectus supplement, accompanying prospectus and offering material, because they identify important factors that could cause actual results to differ materially from those predicted in any such forward-looking statements. Our operating results may fluctuate significantly and may not meet our expectations or those of securities analysts or investors. The price of our securities would likely decline if this occurs. Factors that may cause fluctuations in our operating results include, but are not limited to, the following:

•	our ability to maintain profitability in our infotainment segment if there are delays in our product launches which may give rise to significant penalties and increased engineering expense;

•	the loss of one or more significant customers, or the loss of a significant platform with an automotive customer;

•	fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro;

•	our ability to successfully implement our global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of our manufacturing, engineering, procurement and administrative organizations;

•	fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components;

•	the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith;

•	our ability to maintain a competitive technological advantage through innovation and leading product designs;

•	our ability to integrate successfully our recently completed and future acquisitions; and

•	our failure to maintain the value of our brands and implementing a sufficient brand protection program.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. As a result, the foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other reports we file with the SEC. For additional information regarding certain factors that may cause our actual results to differ from those expected or anticipated see the information under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended June 30, 2014, filed with the SEC on August 7, 2014, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act. We undertake no obligation to publicly update or revise any forward-looking statement (except as required by law). The documents incorporated by reference in this prospectus also make reference to our awarded business, which represents the estimated future lifetime net sales for all customers. Our future awarded business does not represent firm customer orders. We report our awarded business primarily based on written award letters from our customers. To validate these awards, we use various assumptions including global vehicle production forecasts, customer take rates for our products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. These assumptions are updated and reported externally on an annual basis. We update our estimated awarded business quarterly by adding the value of new awards received and subtracting sales recorded during the quarter. These quarterly updates do not include any assumptions for increased take rates, revisions to product life cycle, or any other factors.

Summary

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. It does not contain all the information you should consider before purchasing the notes. You should read in their entirety this prospectus supplement, the accompanying prospectus and any other offering materials, together with the additional information described under the sections entitled “Where You Can Find More Information” beginning on page S-65 of this prospectus supplement, “Incorporation of Certain Information by Reference” beginning on page 16 of the accompanying prospectus and “Where You Can Find Additional Information” on page 18 of the accompanying prospectus. Our fiscal year ends on June 30; we refer to the fiscal year ended June 30, 2014 as “fiscal year 2014.”

Our Company

We believe we are a worldwide leader in the development, manufacture and marketing of a wide range of audio and electronics for consumer and professional applications, lighting systems, video and control solutions and information delivery systems, as well as digitally integrated audio and infotainment systems for the automotive industry. We have developed, both internally and through a series of strategic acquisitions, a broad range of product offerings sold under renowned brand names in our principal markets. Our Aha®, AKG®, AMX®, Becker®, BSS®, Crown®, dbx®, DigiTech®, Harman/Kardon®, Infinity®, JBL®, JBL Professional, Lexicon®, Logic 7®, Mark Levinson®, Martin®, Revel®, Selenium®, Soundcraft®, Studer® and yurbuds® Powered by JBL brand names are well known worldwide for premium quality and performance.

Infotainment

Our Infotainment segment designs, manufactures and markets infotainment systems for vehicle applications to be installed primarily as original equipment by automotive manufacturers. Our infotainment systems are a combination of information and entertainment components that may include or control GPS navigation, traffic information, bluetooth, voice-activated telephone, texting and climate control, multi-seat entertainment, digital media compatibility, wireless Internet access, hard disk recording and MP3 playback. We also have a connected radio platform which targets the entry-level segment and provides the ability to add smart-phone connectivity, turn-by-turn navigation and voice prompts. Our infotainment systems also integrate driver safety capabilities such as lane guidance, traffic sign recognition, pre-crash emergency braking, adaptive cruise control and night vision. Global customers for our infotainment systems include Audi/Volkswagen, BMW, Fiat Chrysler Automobiles, Toyota/Lexus, Porsche, Daimler, General Motors, PSA Peugeot Citroën, Hyundai, Kia, Geely, Mazda, Yamaha, Suzuki, Scion, Jaguar Land Rover and Ssangyong. We also produce a Harman/Kardon branded infotainment system for Harley-Davidson touring motorcycles.

Lifestyle

Our Lifestyle segment designs, manufactures and markets automotive audio systems for vehicle applications to be installed primarily as original equipment by automotive manufacturers, as well as a wide range of mid-to high-end loudspeaker and electronics for home, multimedia and mobile applications. Our Lifestyle products are marketed worldwide under brand names including AKG, Harman/Kardon, Infinity, JBL, Logic 7, Mark Levinson, Lexicon, Revel, Selenium and yurbuds Powered by JBL. Global customers for our premium audio systems include Toyota/Lexus, Daimler, Hyundai, Kia, BMW, Subaru, Fiat Chrysler Automobiles, General Motors, Chang’an, Geely, SAIC, Brilliance, Great Wall, Dongfeng and Ford. Home applications include dedicated home audio and theater systems, as well as distributed systems that provide multi-zone high-quality audio and video. Multimedia applications comprise a wide-range of innovative accessories such as ear-buds, noise cancelling headphones, twist-lockTM ear-phones designed for intense workouts and wireless ear-buds that enhance the sound of portable electronic devices. We created a new technology called Clari-FiTM that restores the audio quality of compressed digital music and which will be used in several of our Lifestyle products. Clari-Fi is also an integral part of the new HTC One M8 Harman/Kardon edition smartphone launched by Sprint in North America in fiscal year 2014. Our branded home audio products for multimedia applications are primarily designed to enhance sound for Apple’s iPad®, iPod® and iPhone® products, as well as other MP3 players. We provide transducers and built-in speakers for leading notebook computers, such as Dell, Toshiba and Acer. Additionally, we provide an extensive line of audio systems for personal computers that are recognized for their award winning design and high fidelity. Aftermarket mobile products include speakers, amplifiers and digital signal processors that deliver high-quality in-car audio. Our home audio products are sold in specialty audio stores and our Harman stores, mass-market retail stores such as Apple, Best Buy, Target, Media Markt and Fnac, through online retailers such as Amazon.com and through our website www.harmanaudio.com.

Professional

Our Professional segment designs, manufactures and markets an extensive range of loudspeakers, power amplifiers, digital signal processors, microphones, headphones, mixing consoles, lighting systems, video and control solutions and information delivery systems used by audio professionals in concert halls, stadiums, airports, houses of worship and public spaces. We design products for recording, broadcast, cinema and music reproduction applications. We also provide high-quality products to the sound reinforcement, music instrument support and broadcast and recording segments of the professional audio market. Our Professional products are used in prestigious venues and at important events such as the GRAMMY® Awards, the Emmy Awards, Super Bowl XLVII®, the Oscars®, the MTV Video Music Awards, the Country Music Awards®, Dodger Stadium in Los Angeles and Lincoln Center in New York.

Our Professional segment also offers complete systems solutions for professional installations and users around the world. Our products can be linked by our HiQnet® network protocol, which provides a central digital network for audio professionals to control different aspects of a complex system.

Our Professional segment offers solutions that simplify the way people interact with technology and solves the complexity of managing this technology with scalable systems. These products span control and automation, system-wide switching and audio/video signal distribution, as well as digital signage and technology management. They are used worldwide in conference rooms, homes, classrooms, network operation/command centers, hotels, entertainment venues and broadcast facilities.

We believe that we are well equipped to provide turnkey systems solutions for professional audio, lighting, video and control applications that offer the customer improved performance, reliability, ease of installation and use, as well as reduced cost. Our Professional segment products are marketed globally under a number of brand names, including AKG, AMX, BSS, Crown, DigiTech, dbx, JBL Professional, Lexicon, Martin, Selenium, Soundcraft and Studer.

Services

On April 8, 2015, we acquired all of the outstanding shares of Symphony Teleca Corporation (“STC”), a global software services company (the “STC Acquisition”). The operating results of STC will be included in a new reportable segment titled Services.

Other

Our Other segment primarily includes the results of operations of Red Bend Ltd. (“Redbend”) from the February 26, 2015 acquisition date and compensation, benefits and occupancy costs for corporate employees, net of reporting segment allocations, expenses associated with new technology innovation and our corporate brand identity campaign.

Recent Developments

Acquisition of Symphony Teleca Corporation

As discussed above, on April 8, 2015, we acquired STC, a provider of software engineering and integration services that helps businesses rapidly design and develop innovative products and technologies at the convergence of device, sensors, cloud and data. STC’s solutions yield information and entertainment devices and systems that are connected, integrated, personalized, adaptive and secure across all platforms, from the work and home to car and mobile. With the acquisition of STC, we added a fourth reportable segment, Services, to our three reportable segments: Infotainment, Lifestyle and Professional.

Acquisition of Red Bend Ltd.

On February 26, 2015, our wholly-owned subsidiary, Harman Becker Automotive Systems Manufacturing Kft (“Harman Becker”), acquired all of the outstanding shares of Redbend, a provider of software management technology for connected devices, over-the-air software and firmware upgrading services. The operating results of Redbend are included in our Other segment.

Acquisition of S1nn GmbH & Co. KG

On February 1, 2015, our wholly-owned subsidiary, Harman Becker Automotive Systems GmbH, acquired all of the issued and outstanding shares of S1nn GmbH & Co. KG (“S1nn”), a developer of infotainment systems, connectivity and car audio solutions. The operating results of S1nn are included in our Infotainment and Lifestyle segments.

Agreement to Acquire Bang & Olufsen Automotive Car Audio

On March 31, 2015, we entered into an agreement to acquire certain assets of the Bang & Olufsen Automotive audio business (“B&O”), a manufacturer of sound systems available in a wide range of automobiles, including Audi, Aston Martin, BMW and Mercedes Benz. We will also make certain payments pursuant to a license agreement for the exclusive license to the B&O and B&O PLAY brands within the automotive industry. The operating results of B&O will be included in our Lifestyle segment. The acquisition is expected to close in fiscal year 2015, subject to customary closing conditions.

New Multi-Currency Credit Agreement

On March 26, 2015, we and our wholly-owned subsidiary, Harman Holding GmbH & Co. KG (“Harman KG”), entered into a Multi-Currency Credit Agreement (the “2015 Credit Agreement”). The 2015 Credit Agreement provides for a five-year unsecured multi-currency revolving credit facility (the “Revolving Credit Facility”) in the amount of $1.2 billion (the “Aggregate Commitment”) with availability in currencies other than the United States Dollar of up to $750.0 million. For more information, see “Description of Other Indebtedness—Multi-Currency Credit Agreement.”

Upon the signing of the 2015 Credit Agreement, we voluntarily terminated the Multi-Currency Credit Agreement, dated as of October 10, 2012 (the “Old Credit Agreement”). No early termination penalties were incurred by us as a result of the termination of the Old Credit Agreement, which provided for (i) a five-year unsecured multi-currency revolving credit facility in the amount of $750.0 million with availability in currencies other than the United States Dollar of up to $550.0 million and (ii) a five-year unsecured United States Dollar term loan facility in the amount of $300.0 million.

United States Dollar Denominated Notes Offering

On May 11, 2015, Harman issued $400.0 million aggregate principal amount of 4.150% Senior Notes due 2025 (the “4.150% Notes”) in an underwritten public offering. The estimated net proceeds from the offering of the 4.150% Notes were approximately $394.1 million (after deducting the underwriting discount and estimated offering expenses payable by Harman). Harman intends to use the net proceeds to repay a portion of the indebtedness outstanding under the Revolving Credit Facility. For more information, see “Description of Other Indebtedness—4.150% Notes.”

Corporate Information

Harman

Harman International Industries, Incorporated, the guarantor of the notes offered hereby, is a Delaware corporation incorporated in 1980. Our shares of common stock trade on the New York Stock Exchange under the symbol “HAR.” Our principal executive office is located at 400 Atlantic Street, Suite 1500, Stamford, Connecticut 06901, and our telephone number is (203) 328-3500. Our website address is www.harman.com. Except for any documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus supplement or the accompanying prospectus.

Harman Finance

Harman Finance International, S.C.A., the issuer of the notes offered hereby, is a finance subsidiary and has no assets, operations, revenues or cash flows other than those relating to the issuance of its debt securities being registered that are guaranteed by Harman. Harman Finance is incorporated under the laws of the Grand Duchy of Luxembourg as a corporate partnership limited by shares (société en commandite par actions), having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg register of commerce and companies under number B 196.390. Harman Finance is a wholly-owned subsidiary of Harman, and its telephone number is +352 26 4491. Harman Finance International GP S.à r.l., the general partner and manager of Harman Finance, is incorporated under the laws of the Grand Duchy of Luxembourg as a private limited liability company (société à responsabilité limitée), having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg register of commerce and companies under number B 196.380.

The Offering

For purposes of this section of the prospectus supplement summary, “Harman” refers to Harman International Industries, Incorporated and not to its subsidiaries.

Issuer	Harman Finance International, S.C.A.

Guarantor	Harman International Industries, Incorporated

Securities Offered	€350,000,000 aggregate principal amount of 2.000% senior notes due May 27, 2022.

Interest	The notes will bear interest at the rate of 2.000% per year. Interest on the notes is payable annually in arrears on May 27 of each year, commencing on May 27, 2016.

Issuance in Euro	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euros; provided that if the euro is unavailable to Harman Finance and Harman due to the imposition of exchange controls or other circumstances beyond the control of Harman Finance or Harman or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Harman Finance or Harman or so used. If the euro is unavailable to Harman Finance and Harman, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, if the U.S. Federal Reserve Board has not mandated a rate of conversion, the rate will be determined in the sole discretion of Harman Finance or Harman on the basis of the most recently available market exchange rate for the euro.

Guarantee	The notes will be fully and unconditionally guaranteed by Harman on a senior unsecured basis.

Ranking	The notes will be the senior unsecured obligations of Harman Finance and:

•	will rank equal in right of payment with all future senior unsecured indebtedness of Harman Finance; and

•	will rank senior in right of payment to all future subordinated indebtedness of Harman Finance.

The guarantee of the notes will be the senior unsecured obligations of Harman and:

•	will rank equal in right of payment with all existing and future senior unsecured indebtedness of Harman;

•	will rank senior in right of payment to all future subordinated indebtedness of Harman;

•	will be effectively subordinated to any future secured indebtedness incurred by Harman, to the extent of the value of the assets securing such debt; and

•	will be structurally subordinated to all of the future liabilities of each of Harman’s subsidiaries.

See “Description of the Notes—Ranking” in this prospectus supplement.

Use of Proceeds	Harman Finance estimates that the net proceeds from the offering of the notes will be approximately €346.2 million after deducting the underwriting discount and estimated offering expenses payable by us. Harman Finance intends to lend the net proceeds from this offering of the notes to one or more subsidiaries of Harman, which in turn will result in the repayment of a portion of the current balance of the Revolving Credit Facility and the financing for our acquisition of certain assets of B&O with the balance, if any, to be used by such subsidiaries for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Optional Redemption	At any time prior to February 27, 2022 (the date that is three months prior to the maturity date of the notes), Harman Finance will have the right to redeem the notes, in whole or in part from time to time, at Harman Finance’s option, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes being redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL ICMA) at the Comparable Government Bond Rate (as defined herein) plus 30 basis points.

At any time on or after February 27, 2022 (the date that is three months prior to the maturity date of the notes), Harman Finance may redeem the notes, in whole or in part from time to time, at its option, at a redemption price equal to 100% of the principal amount of the notes being redeemed.

In each case, Harman Finance will also pay the accrued and unpaid interest on the principal amount being redeemed to the redemption date. See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Additional Amounts	Harman Finance will, subject to certain exceptions and limitations set forth in this prospectus supplement, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by Harman Finance of the principal of and interest on the notes to a holder, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by a Relevant Taxing Jurisdiction (as defined herein), will not be less than the amount provided in the notes to be then due and payable. See “Description of the Notes—Payment of Additional Amounts” in this prospectus supplement.

Redemption for Tax Reasons	Harman Finance may redeem all, but not part, of the notes in the event of certain changes in the tax laws of a Relevant Taxing Jurisdiction at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest on the notes to, but excluding, the date fixed for redemption. See “Description of the Notes—Redemption for Tax Reasons” in this prospectus supplement.

Offer to Repurchase Upon Change of Control Triggering Event	Upon the occurrence of a “Change of Control Triggering Event” (as defined herein), Harman Finance will be required, unless Harman Finance has given written notice with respect to a redemption of the notes, within a specified period, to make an offer to purchase all notes at a price equal to 101% of the principal amount outstanding on the date of such Change of Control, plus any accrued and unpaid interest to the date of repurchase. See “Description of the Notes—Offer to Repurchase upon a Change of Control Triggering Event” in this prospectus supplement.

Certain Covenants	The indenture governing the notes, among other things, limits Harman’s ability to:

•	incur indebtedness secured by principal properties;

•	enter into certain sale and leaseback transactions with respect to principal properties; and

•	enter into certain mergers, consolidations and transfers of all or substantially all of the assets of Harman and its subsidiaries on a consolidated basis.

The above restrictions are subject to significant exceptions. See “Description of the Notes—Certain Covenants” and “—Limitation on Consolidation, Merger and Sale of Assets of Harman” in this prospectus supplement.

In addition, the indenture governing the notes, among other things:

•	requires that Harman owns, directly or indirectly, 100% of the capital stock of Harman Finance; and

•	limits Harman Finance’s ability to enter into certain mergers, consolidations and transfers of all or substantially all of its assets.

The above restrictions are subject to significant exceptions. See “Description of the Notes—Limitation on Consolidation, Merger and Sale of Assets of the Issuer” in this prospectus supplement.

Conflicts of Interest	JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities plc, HSBC Bank USA, N.A., an affiliate of HSBC Bank plc, and UniCredit Bank AG are lenders under the Revolving Credit Facility. Because a portion of the net proceeds of this offering may be used to repay all or a portion of the Revolving Credit Facility, J.P. Morgan Securities plc, HSBC Bank plc, UniCredit Bank AG or their respective affiliates, may each receive more than five percent (5%) of the proceeds of this offering and, therefore, J.P. Morgan Securities plc, HSBC Bank plc and UniCredit Bank AG are deemed to have a “conflict of interest” under Rule 5121 (“FINRA Rule 5121”) of the Financial Industry Regulatory Authority. This offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no qualified independent underwriter (as defined in FINRA Rule 5121) is required because the notes offered are investment grade rated (as defined in FINRA Rule 5121). See “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

Listing	We intend to apply to list the notes on the New York Stock Exchange (“NYSE”). We expect trading in the notes on the NYSE to begin within 30 days after the original issue date.

Trustee	U.S. Bank National Association

Paying Agent	Elavon Financial Services Limited, UK Branch

Transfer Agent and Registrar	Elavon Financial Services Limited

Governing Law	State of New York. The application of the provisions set out in articles 86 to 94-8 of the Luxembourg law dated August 10, 1915 on commercial companies, as amended, is expressly excluded.

Summary Historical Financial Data

The following sets forth summary historical financial information of Harman and its consolidated subsidiaries for the periods and at the dates indicated. The summary historical financial data as of June 30, 2014 and 2013 and for the years ended June 30, 2014, 2013 and 2012 has been derived from the audited financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended June 30, 2014 (the “2014 Annual Report”), which is incorporated herein by reference. The summary historical financial data as of June 30, 2012 has been derived from the audited financial statements and the accompanying notes, which have not been included or incorporated herein by reference. The summary historical financial data as of March 31, 2015 and for the nine months ended March 31, 2015 and 2014 has been derived from the unaudited financial statements and accompanying notes included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 (the “Third Quarter 2015 Quarterly Report”), which is incorporated herein by reference. Results of operations for the nine months ended March 31, 2015 and 2014 are not necessarily indicative of results that may be expected for any future periods. The summary historical financial data as of March 31, 2014 has been derived from the unaudited financial statements and the accompanying notes, which have not been included or incorporated herein by reference.

The summary historical financial data should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed financial statements included in the Third Quarter 2015 Quarterly Report and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements included in the 2014 Annual Report. Each of the Third Quarter 2015 Quarterly Report and the 2014 Annual Report is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of and For the Nine Months Ended March 31,		As of and For the Year Ended June 30,
	2015 (1) (2)	2014 (1) (2)	2014 (1) (2)	2013 (1) (2)	2012 (1) (2) (3)
(Amounts in thousands, except percentages)	(unaudited)
Selected Statement of Income Information:
Net sales	$4,476,664	$3,904,064	$5,348,483	$4,297,842	$4,364,078
Gross profit	1,325,928	1,065,872	1,456,667	1,104,120	1,184,146
Selling, general and administrative expense	969,881	793,201	1,126,940	902,869	883,900
Operating income	356,047	272,671	329,727	201,251	300,246
Interest expense, net	7,861	5,936	8,026	12,868	20,126
Income tax expense (benefit), net	76,250	64,515	72,610	31,729	(68,388)
Net income	269,347	191,466	234,579	142,407	329,541
Net income attributable to Harman International Industries, Incorporated	269,503	191,466	234,692	142,407	329,541
Earnings per Share:
Basic	3.87	2.77	3.40	2.06	4.62
Diluted	3.83	2.74	3.36	2.04	4.57
Weighted average shares outstanding
Basic	69,557	69,067	69,073	68,990	71,297
Diluted	70,322	69,877	69,889	69,736	72,083
Selected Statement of Cash Flow Information:
Net cash provided by operating activities	305,375	325,540	592,140	42,136	268,507
Net cash used in investing activities	(221,412)	(104,474)	(612,052)	(10,691)	(64,651)
Net cash (used in) provided by financing activities	(14,472)	(119,573)	136,604	(203,411)	(147,646)
Selected Balance Sheet Information:
Total assets	4,717,865	3,668,302	4,125,590	3,235,685	3,169,464
Total debt	596,129	278,010	558,768	289,973	395,688
Total equity	2,164,705	1,767,175	1,793,021	1,644,871	1,529,611
Dividends per share	0.99	0.90	1.20	0.60	0.30

(1)	The results of operations for all acquired companies are included in our Consolidated Statements of Income starting from the date of the respective acquisition. Refer to Note 2—Acquisitions in the Notes to the Consolidated Financial Statements in the 2014 Annual Report and Note 23—Acquisitions in the Notes to the Condensed Consolidated Financial Statements in our Third Quarter 2015 Quarterly Report for more information on acquisitions.
(2)	Includes restructuring expenses of $46.8 million and $33.7 million in the nine months ended March 31, 2015 and 2014, respectively and $84.2 million, $83.1 million and $9.1 million in fiscal years 2014, 2013 and 2012, respectively.
(3)	Net income includes a non-cash benefit of $124.2 million related to a reduction of our deferred tax valuation allowance on certain of our net U.S. deferred tax assets.

Risk Factors

You should carefully consider each of the following risks and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors below and those set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any of our subsequently filed quarterly or current reports.

Risks Related to this Offering and the Notes

Harman Finance is a finance subsidiary and will depend upon intercompany transfers to meet its obligations under the notes.

Harman Finance is Harman’s indirectly owned finance subsidiary and has no independent operations, revenues or assets. As a finance subsidiary, Harman Finance is dependent upon payment or contribution of funds (and/or repayment of outstanding loans) from Harman or its other subsidiaries to meet its obligations under the notes. The ability of such entities to pay dividends or make distributions or other payments (or to repay outstanding loans) to Harman Finance or Harman may be restricted by, among other things, their earnings, covenants contained in financing or other agreements and on statutory surplus. Therefore, Harman Finance’s ability to make payments in respect of the notes may be limited.

Harman’s financial performance and other factors could adversely impact our ability to make payments on the notes.

Harman’s ability to make scheduled payments with respect to Harman’s indebtedness, including the notes, will depend on Harman’s financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond Harman’s control. Please read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the factors that could affect Harman’s financial and operating performance.

The terms of the indenture and the notes provide only limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes. In addition, the definition of the term “Change of Control Triggering Event” does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of your notes. If Harman were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Triggering Event, Harman Finance would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the indenture for the notes does not:

•	require Harman or Harman Finance to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit Harman’s or Harman Finance’s ability to incur indebtedness that is equal in right of payment to the notes or the guarantee, as applicable;

•	restrict Harman’s subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to Harman’s equity interests in its subsidiaries and therefore rank effectively senior to the guarantee of the notes;

•	limit the ability of Harman’s subsidiaries to service indebtedness;

•	restrict Harman’s or Harman Finance’s ability to repurchase, repay or prepay any other of their respective indebtedness; or

•	restrict Harman’s or Harman Finance’s ability to make investments or to repurchase or pay dividends or make other payments in respect of its common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict Harman’s or Harman Finance’s ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

The guarantee of the notes by Harman is structurally subordinated to the indebtedness of Harman’s subsidiaries.

The notes will be guaranteed by Harman but not by any of Harman’s subsidiaries. Harman’s right to participate in any distribution of assets of any of its subsidiaries upon that subsidiary’s dissolution, winding-up, liquidation, reorganization or otherwise is subject to the prior claims of the creditors of that subsidiary, except to the extent that Harman is a creditor of the subsidiary and its claims are recognized. Therefore, Harman’s guarantee of the notes will be structurally subordinated to all indebtedness and other obligations of its subsidiaries (excluding any amounts owed by such subsidiaries to Harman). Harman’s subsidiaries are separate legal entities and (other than Harman Finance) have no obligations to pay any amounts due on the notes. The indenture governing the notes does not limit the ability of Harman’s subsidiaries to incur additional unsecured indebtedness.

Harman’s ability to service its debt is dependent upon distributions from its subsidiaries. As of March 31, 2015, the total outstanding liabilities of its subsidiaries (other than Harman Finance and excluding intercompany liabilities) was approximately $2.6 billion.

The guarantee of the notes by Harman is unsecured and would be effectively subordinated to any future secured indebtedness incurred by Harman.

The guarantee of the notes is a senior unsecured obligation of Harman, ranking effectively junior to any secured indebtedness Harman may incur in the future. If Harman incurs secured debt, the assets securing any such indebtedness will be subject to prior claims by such secured creditors. In the event of Harman’s bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, or upon any acceleration of the notes, the assets that secure other indebtedness will be available to pay obligations on Harman’s guarantee or the notes only after all other such debt secured by those assets has been repaid in full. Any remaining assets will be available to you ratably with all of Harman’s other unsecured creditors, including trade creditors. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the notes then outstanding would remain unpaid.

The indenture does not restrict the amount of additional debt that we may incur.

The notes and the indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us and do not place any limitation on the amount of secured debt that may be incurred by us (other than debt secured by Principal Property of Harman or any secured debt of Harman Finance). Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for Harman Finance to satisfy its obligations with respect to the notes, making it more difficult for Harman to satisfy its obligations with respect to the guarantee of the notes, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.

Restrictions on the ability of Harman’s subsidiaries (other than Harman Finance) to pay dividends or make distributions or other payments to Harman in sufficient amounts, including due to bankruptcy or insolvency, could impede Harman’s ability to satisfy its guarantee obligations in respect of the notes.

We rely primarily on dividends and other payments from our subsidiaries to make payments of interest, principal and premium, if any, on our indebtedness. The ability of our subsidiaries to pay dividends to us depends on their earnings, covenants contained in financing or other agreements and on statutory surplus. If the cash we receive from our subsidiaries pursuant to dividend payments and tax sharing arrangements is insufficient for us to satisfy the guaranteed obligations with respect to the notes at a time when Harman Finance is unable to make such payments, or if a subsidiary is unable to pay dividends to us, we may be required to raise cash through the incurrence of additional debt, the issuance of equity or the sale of assets. There is no assurance, however, that we would be able to raise cash by these means, particularly given the recent volatility in the capital markets.

If any of our subsidiaries were to become insolvent, liquidate or otherwise reorganize, we will have no right to proceed against the assets of that subsidiary. Creditors of the subsidiary would be entitled to payment in full from the subsidiary’s assets before we, in our capacity as a stockholder, would be entitled to receive any distribution from the subsidiary in our capacity as a stockholder.

If the ability of our subsidiaries to pay dividends or make other distributions or payments to us is materially restricted by bankruptcy or insolvency, or the desire to maintain their financial strength ratings, or is limited due to operating results or other factors, it could materially adversely affect our ability to make payments of interest, principal and premium, if any, required with respect to the guarantee of the notes.

Harman Finance may redeem your notes at its option, which may adversely affect your return.

As described under “Description of the Notes—Optional Redemption” in this prospectus supplement, Harman Finance has the right to redeem the notes in whole or in part from time to time. Harman Finance may choose to exercise this redemption right when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

Harman Finance may not be able to repurchase all of the notes upon a Change of Control Triggering Event in accordance with the indenture, which would result in a default under the notes.

Upon the occurrence of a Change of Control Triggering Event under the indenture governing the notes, Harman Finance will be required to offer to repurchase the notes at a price of 101% of the aggregate principal amount of the notes outstanding on the date of such Change of Control plus accrued and unpaid interest. However, Harman Finance may not have sufficient funds to repurchase the notes. In addition, Harman Finance’s ability to repurchase the notes may be limited by law or the terms of other agreements relating to its indebtedness. The failure to make such repurchase in accordance with the indenture would result in a default under the notes. For more information, see “Description of the Notes—Offer to Repurchase upon a Change of Control Triggering Event” in this prospectus supplement.

An active trading market for the notes may not develop.

The notes are a new issue of securities with no established trading market. Although we intend to apply for listing of the notes for trading on the NYSE, no assurance can be given that the notes will become or will remain listed. Even if the notes are listed, an active trading market may not develop. In addition, the liquidity of any trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for these notes, prevailing interest rates and changes in our consolidated financial condition, results of operations or prospects. A liquid trading market in the notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the notes and your ability to transfer the notes may be limited.

A downgrade in Harman’s corporate credit ratings could materially adversely affect our financial condition, liquidity and results of operations and the market price of the notes.

Harman’s corporate credit ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, such credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any credit rating agencies downgrade our corporate ratings or otherwise indicate that its outlook for that rating is negative, it could have a material adverse effect on the market price of the notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, liquidity and results of operations and our ability to satisfy our debt service obligations (including payments on the notes).

An increase in market rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Luxembourg bankruptcy laws may be less favorable to you than bankruptcy and insolvency laws in other jurisdictions.

Harman Finance is incorporated under the laws of Luxembourg, and as such any insolvency proceedings applicable to such a company are in principle governed by Luxembourg law. The insolvency laws of Luxembourg may not be as favorable to your interests as holder of the notes as the laws of the United States or other jurisdictions with which you may be familiar. See “Enforceability of Civil Liabilities—Luxembourg Insolvency Proceedings.”

You may be unable to recover in civil proceedings for U.S. securities laws violations.

Harman Finance is incorporated under the laws of Luxembourg and does not have any assets in the United States. It is anticipated that some of the managers of the sole general partner of Harman Finance may reside outside of the United States and that all or a majority of their assets will be located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon these persons, or to enforce any judgments obtained in U.S. courts predicated upon civil liability provisions of the U.S. securities laws. In addition, Harman Finance cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in Luxembourg. See ‘‘Enforceability of Civil Liabilities—Enforcement of Judgments.”

An investment in the notes by a purchaser whose home currency is not the euro entails significant risks.

All payments of interest on and the principal of the notes and any redemption price for the notes are expected to be made in euro. An investment in the notes by a purchaser whose home currency is not the euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and the euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. If the euro is unavailable to us, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, if the U.S. Federal Reserve Board has not mandated a rate of conversion, the rate will be determined in the sole discretion of Harman Finance or Harman on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A U.S. federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The payment of interest to certain holders of the notes may be subject to automatic exchange of information.

Under the European Council Directive 2003/48/EC of June 3, 2003 as amended (the “EU Savings Directive”), each European Union (“EU”) member state is required to provide to the tax authorities of another EU member state and certain dependent and associated territories of certain EU member states (the “Relevant States”) details of payments of interest (or other similar income) made by a person within its jurisdiction to, or collected by such person for an individual resident in such Relevant State or certain types of entities (“residual entities” within the meaning of Article 4.2 of the EU Savings Directive) established in such Relevant State. Accordingly, the payment of interest to certain holders of the notes may be subject to automatic exchange of information.

On March 24, 2014, the European Council formally adopted a Council Directive amending the EU Savings Directive (the “EU Amending Directive”). The EU Amending Directive (i) broadens the scope of the EU Savings Directive to payments made through certain intermediate structures (whether or not established in a EU member state) for the ultimate benefit of EU resident individuals and (ii) provides for a wider definition of interest subject to the EU Savings Directive. The EU member states shall adopt the national legislation provisions necessary to comply with the EU Savings Directive by January 1, 2016, and such provisions shall apply from January 1, 2017.

However, the European Commission has proposed the repeal of the EU Savings Directive from January 1, 2017 in the case of Austria and from January 1, 2016 in the case of all other EU member states (subject to on-going requirements to fulfil administrative obligations such as the reporting and exchange of information relating to, and accounting for withholding taxes on, payments made before those dates). This is to prevent overlap between the EU Savings Directive and a new automatic exchange of information regime to be implemented under Council Directive 2011/16/EU on Administrative Cooperation in the field of Taxation (as amended by Council Directive 2014/107/EU). The proposal also provides that, if it proceeds, EU member states will not be required to apply the new requirements of the EU Amending Directive.

Harman Finance and the holders may be adversely affected by FATCA regulations due to the costs to comply with the FATCA tax compliance and to the 30% withholding tax exposure.

On March 28, 2014, the governments of the United States and the Grand Duchy of Luxembourg signed an inter-governmental agreement (the “IGA”) in the form of a Model 1 agreement. A memorandum of understanding was also issued. The IGA is subject to ratification by Luxembourg’s parliament and implementation of the IGA will be through Luxembourg’s domestic legislative procedure. On March 6, 2015, the Luxembourg Government adopted a Bill of law for the implementation of the IGA into Luxembourg law (the “Luxembourg IGA Legislation”). The text, which was published on March 27, 2015, will have to be adopted by the Luxembourg parliament with a written notification thereof to the United States before it can enter into force. To date, the final text of the Luxembourg IGA Legislation as well as the date in which such legislation will enter into force are still not known. It is therefore not possible to make a final assessment of the requirements that FATCA provisions will place upon Harman Finance.

FATCA provisions may imply a 30% withholding tax for Harman Finance unless Harman Finance complies with certain obligations (registration with the U.S. Internal Revenue Service and reporting of information). Harman Finance will attempt to comply with any obligation imposed by FATCA provisions and the IGA to avoid the imposition of the 30% withholding tax. However, no assurance can be given that Harman Finance will be able to satisfy these obligations. If Harman Finance becomes subject to a withholding tax as a result of Harman Finance not complying with FATCA obligations, the value of the notes held by all holders may be materially affected.

Harman Finance and the holders may be adversely affected by FATCA regulations due to the costs to comply with the FATCA tax compliance and to the 30% withholding tax exposure.

The European Commission’s proposal for a Directive for a common Financial Transactions Tax could, if introduced, apply to certain dealings in the notes in certain circumstances.

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common Financial Transactions Tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “Participating Member States”).

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. The issuance and subscription of the notes should, however, be exempt.

Under the Commission’s Proposal, FTT could apply in certain circumstances to persons both within and outside of the Participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution, and at least one party is established in a Participating Member State. A financial institution may be, or be deemed to be, “established” in a Participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a Participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a Participating Member State.

A joint statement issued in May 2014 by ten of the eleven Participating Member States indicated an intention to implement the FTT progressively, such that it would initially apply to shares and certain derivatives, with this initial implementation occurring by January 1, 2016. The FTT, as initially implemented on this basis, may not apply to dealings in the notes.

The FTT proposal remains subject to negotiation between the Participating Member States. It may therefore be altered prior to any implementation. Additional EU member states may decide to participate. Prospective holders are advised to seek their own professional advice in relation to the FTT.

Use of Proceeds

Harman Finance estimates that the net proceeds from the offering of the notes will be approximately €346.2 million after deducting the underwriting discount and estimated offering expenses payable by it. Harman Finance intends to lend the net proceeds from this offering of the notes to one or more subsidiaries of Harman, which in turn will result in the repayment of a portion of the current balance of the Revolving Credit Facility and the financing for our acquisition of certain assets of B&O with the balance, if any, to be used by such subsidiaries for general corporate purposes. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities plc, HSBC Bank USA, N.A., an affiliate of HSBC Bank plc, and UniCredit Bank AG are lenders under the 2015 Credit Agreement. See “Description of Other Indebtedness—Multi-Currency Credit Agreement” and “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

Ratio of Earnings to Fixed Charges

The following table sets forth Harman’s ratio of earnings to fixed charges for the periods indicated:

	Nine months ended March 31, 2015	Year ended June 30,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	13.36x	12.30x	6.49x	7.32x	4.37x	1.92x

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and noncontrolling interests adjusted for undistributed income from equity investees, fixed charges and noncontrolling interests in pre-tax earnings of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed on indebtedness, amortization of debt expense and one-third of rental expense, which we deem to be a reasonable approximation of the interest portion of rental expense.

Currency Conversion

All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euros; provided that if the euro is unavailable to Harman Finance and Harman due to the imposition of exchange controls or other circumstances beyond the control of Harman Finance or Harman or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Harman Finance or Harman or so used. If the euro is unavailable to Harman Finance and Harman, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, if the U.S. Federal Reserve Board has not mandated a rate of conversion, the rate will be determined in the sole discretion of Harman Finance or Harman on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” in this prospectus supplement.

Exchange Rates

The table below sets forth, for the periods indicated, based on the noon buying rate published by the Federal Reserve Bank of New York, the period-end, average, high and low rates of U.S. dollars per euro.

Year ended December 31,	Period End	Average	High	Low
2010	1.3269	1.3261	1.4536	1.1959
2011	1.2973	1.3931	1.4875	1.2926
2012	1.3186	1.2859	1.3463	1.2062
2013	1.3779	1.3281	1.3816	1.2774
2014	1.2101	1.3297	1.3927	1.2101

Period	Period End	Average	High	Low
January 2015	1.1290	1.1615	1.2015	1.1279
February 2015	1.1197	1.1350	1.1462	1.1197
March 2015	1.0741	1.0819	1.1212	1.0524
April 2015	1.1162	1.0822	1.1174	1.0582
May 2015 (through May 15, 2015)	1.1428	1.1267	1.1428	1.1142

Capitalization

The following table sets forth our unaudited capitalization as of March 31, 2015:

•	on a historical basis;

•	as adjusted to reflect incurrence of $300.0 million of borrowings under the 2015 Credit Agreement to fund the STC Acquisition on April 8, 2015, the $191.8 million of common stock issued in connection with the STC Acquisition on April 8, 2015 and the sale of $400.0 million of Harman’s 4.150% Senior Notes due 2025 on May 11, 2015 and application of the net proceeds thereof to repay indebtedness; and

•	as further adjusted to reflect the sale of the notes offered hereby and application of the estimated net proceeds thereof as described in “Use of Proceeds” in this prospectus supplement.

This table is derived from, should be read together with, and is qualified in its entirety by reference to (i) our unaudited consolidated financial statements and the accompanying notes and (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Third Quarter 2015 Quarterly Report and other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	At March 31, 2015
(Dollars in thousands)	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents	$592,359	$592,359	$592,359

Total Debt:
Borrowings under the 2015 Credit Agreement	593,448	499,352	103,664
Short-term debt	2,656	2,656	2,656
2.000% Senior Notes due 2022 offered hereby, net of discount(1)	—	—	398,432
4.150% Senior Notes due 2025, net of discount	—	397,344	397,344
Other	25	25	25

Total debt	596,129	899,377	902,121
Shareholders’ equity:
Preferred stock	—	—	—
Common stock	992	1,006	1,006
Additional paid-in capital	1,161,113	1,352,881	1,352,881
Accumulated other comprehensive income	54,812	54,812	54,812
Retained earnings	2,180,103	2,180,103	2,180,103
Less: Common stock held in treasury	(1,232,602)	(1,232,602)	(1,232,602)

Total Harman International Industries, Incorporated shareholders’ equity	2,164,418	2,356,200	2,356,200
Noncontrolling interest	287	287	287

Total equity	$2,164,705	$2,356,487	$2,356,487

Total capitalization	$2,760,834	$3,255,864	$3,258,608

(1)	The amount of the “as further adjusted” column of the above table is the U.S. dollar equivalent of the aggregate principal amount of the notes being offered hereby in euro using an exchange rate of €1.00 = USD 1.1428, the noon buying rate published by the Federal Reserve Bank of New York for the euro/USD exchange rate on May 15, 2015.

Description of Other Indebtedness

Multi-Currency Credit Agreement

On March 26, 2015, the Company and Harman KG, entered into the 2015 Credit Agreement with J.P. Morgan Securities LLC, HSBC Bank USA, N.A., UniCredit Capital Markets LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, JPMorgan Chase Bank, N.A., as administrative agent, HSBC Bank USA, N.A., UniCredit Capital Markets LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agents, Citizens Bank, N.A., TD Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as documentation agents, and the other banks and financial institutions party thereto.

The 2015 Credit Agreement provides for the Revolving Credit Facility in the amount of the Aggregate Commitment with availability in currencies other than United States Dollars of up to $750.0 million. Up to $50 million of the Aggregate Commitment will be available for letters of credit. Subject to certain conditions set forth in the 2015 Credit Agreement, the Aggregate Commitment may be increased by up to $500.0 million. The Company may select interest rates for borrowings under the 2015 Credit Agreement equal to (i) LIBO rate plus an applicable margin, (ii) EURIBO rate plus an applicable margin or (iii) in the case of borrowings in the United States Dollar, a base rate plus an applicable margin, which in each case is based on the ratings of the Company’s senior, unsecured, long-term indebtedness for borrowed money that is not benefitted by any credit enhancement by Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (the “Ratings”). The Company is also obligated to pay a facility fee on the Aggregate Commitment, whether drawn or undrawn, which is based on the Ratings. Any proceeds from borrowings under the 2015 Credit Agreement may be used for general corporate purposes.

The 2015 Credit Agreement includes certain financial condition covenants, including covenants that do not permit the Company to allow (i) its ratio of consolidated EBITDA to consolidated cash interest expense to be less than 3.5:1.0 or (ii) its ratio of consolidated total debt to consolidated EBITDA to exceed 3.5:1.0, or following certain acquisitions, 4.0:1.0, each calculated as of the end of the applicable fiscal quarter on a rolling four-quarter basis. The terms “consolidated EBITDA,” “consolidated cash interest expense,” and “consolidated total debt” are defined in the 2015 Credit Agreement.

The 2015 Credit Agreement also contains certain negative covenants that limit, among other things, the ability of certain of the Company’s subsidiaries to incur debt and the ability of the Company and its subsidiaries to incur liens, make fundamental changes (including selling all or substantially all of their assets), undertake transactions with affiliates and undertake sale and leaseback transactions. The 2015 Credit Agreement is subject to acceleration upon certain specified events of default, including failure to make timely payments, breaches of representations or covenants, or a change of control of the Company, as such term is defined in the 2015 Credit Agreement.

At March 31, 2015, there was approximately $593.4 million of borrowings outstanding and $4.1 million of outstanding letters of credit under the 2015 Credit Agreement. At March 31, 2015, unused available credit under the 2015 Credit Agreement was $602.5 million.

We intend to use a portion of the net proceeds to repay a portion of the current balance of the Revolving Credit Facility.

4.150% Notes

On May 11, 2015, we completed a public offering of $400.0 million in aggregate principal amount of 4.150% Senior Notes due 2025 (the “4.150% Notes”). The 4.150% Notes bear interest at a rate of 4.150% per year, payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15,

2015, and will mature on May 15, 2025. The 4.150% Notes were issued at 99.336% of par value, reflecting a discount to the aggregate principal amount. The 4.150% Notes were issued under an Indenture, dated as of May 11, 2015, by and between Harman and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of May 11, 2015, by and between Harman and U.S. Bank National Association, as trustee (as supplemented, the “4.150% Notes Indenture”).

At any time prior to February 15, 2025, we have the right to redeem the 4.150% Notes, in whole or in part, at our option, at a redemption price equal to the greater of: (1) 100% of the principal amount of the 4.150% Notes being redeemed; and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 4.150% Notes being redeemed discounted to the redemption date on a semi-annual basis, at the applicable Treasury Rate plus 30 basis points. In addition, at any time on or after February 15, 2025, we may redeem the 4.150% Notes at a redemption price equal to 100% of the principal amount of the 4.150% Notes being redeemed. In each case, we will also pay the accrued and unpaid interest on the principal amount being redeemed to the redemption date. We are required to offer to repurchase the 4.150% Notes for cash at a price of 101% of the aggregate principal amount of the 4.150% Notes, plus accrued and unpaid interest, upon the occurrence of a Change of Control Triggering Event (as defined in the 4.150% Notes Indenture).

The 4.150% Notes Indenture contains covenants that, subject to certain exceptions, limit our ability to: (i) incur indebtedness secured by principal properties, (ii) enter into certain sale and leaseback transactions with respect to principal properties and (iii) enter into certain mergers, consolidations and transfers of all or substantially all of the assets of Harman and its subsidiaries on a consolidated basis. The 4.150% Notes Indenture also contains customary events of default.

The 4.150% Notes are unsecured senior obligations of Harman, and rank equally in right of payment with all of Harman’s other senior unsecured indebtedness, including Harman’s guarantee of the notes offered hereby.

Harman intends to use the net proceeds from the offering of the 4.150% Notes to repay a portion of indebtedness outstanding under the Revolving Credit Facility.

Description of the Notes

The following description is only a summary of certain provisions of the notes and the indenture. You should read these documents in their entirety because they, and not this description, define your rights as holders of the notes. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the “TIA”), and to all of the provisions of the indenture and those terms made a part of the indenture by reference to the TIA. Unless the context requires otherwise, all references to “Harman Finance” and the “Issuer” in this section refer solely to Harman Finance International, S.C.A., the issuer of the notes, and not to any of its subsidiaries, and all references to “Harman” or the “Guarantor” refer solely to Harman International Industries, Incorporated, the parent company of the Issuer and the guarantor of the notes, and not to any of its subsidiaries.

The following description of the particular terms of the notes offered hereby supplements the “Description of Harman Finance Debt Securities” set forth in the accompanying prospectus.

General

The notes will be issued under the indenture to be dated as of May 27, 2015 (the “base indenture”) among the Issuer, Harman and U.S. Bank National Association, as trustee, as supplemented by a first supplemental indenture to be dated as of May 27, 2015 among the Issuer, Harman and the trustee (the “first supplemental indenture,” and together with the base indenture, the “indenture”). The notes will be a separate series of the Issuer’s “debt securities” for purposes of the indenture.

The notes will initially be limited to €350,000,000 in aggregate principal amount. The indenture does not limit the amount of debt securities that the Issuer may issue under the indenture and provides that debt securities may be issued from time to time in one or more series. The Issuer may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue additional debt securities having the same interest rate, maturity and other terms (except for the issue date, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the notes (the “additional notes”). Any additional notes having such similar terms, together with the notes, will constitute a single series of securities under the indenture, including for purposes of voting and redemptions, and any additional notes issued as part of the same series as the notes will be fungible with the notes for United States federal income tax purposes. No such additional notes may be issued if an event of default has occurred and is continuing with respect to the notes. The indenture and the terms of the notes will not contain any covenants (other than those described herein) designed to afford holders of the notes protection in a highly leveraged or other transaction involving Harman or the Issuer that may adversely affect holders of the notes.

The notes will mature on May 27, 2022 and will bear interest at an annual rate of 2.000% per year.

Interest on the notes will accrue from May 27, 2015. The Issuer will make interest payments on the notes annually on May 27 of each year, beginning on May 27, 2016, to holders of record at the close of business on the business day immediately preceding the interest payment date (whether or not that date is a business day) and on the maturity date. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or May 27, 2015 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

If any interest payment date would otherwise be a day that is not a business day, that interest payment date will be postponed to the next date that is a business day. If the maturity date of the notes falls on a day that is not a business day, the related payment of principal and interest will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. For these purposes, a “business day” is any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, London or another place of payment on the notes are authorized or required by law to close and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

The notes will not be entitled to the benefit of any sinking fund.

The notes will be issued only in fully registered form without coupons and in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream Banking, société anonyme or its successor (“Clearstream”) and Euroclear Bank, S.A./N.V. or its successor (“Euroclear”). Except as described under “—Global Notes, Book-Entry and Form,” the notes will not be issuable in certificated form.

The Issuer intends to file an application to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. If the application is approved, trading of the notes on the NYSE is expected to begin within 30 days after the original issue date of the notes. If the application is approved, the Issuer will have no obligation to maintain such listing, and the Issuer may delist the notes at any time.

Issuance in Euro

All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euros; provided that if the euro is unavailable to the Issuer and Harman due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or Harman or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to the Issuer or Harman or so used. If the euro is unavailable to the Issuer and Harman, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, if the U.S. Federal Reserve Board has not mandated a rate of conversion, the rate will be determined in the sole discretion of the Issuer or Harman on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the forgoing.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” in this prospectus supplement.

As of May 15, 2015, the noon buying rate published by the Federal Reserve Bank of New York for the euro/USD exchange rate was €1.00 = USD1.1428.

Harman Guarantee

Harman will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal of, premium, if any, interest on the notes, and any other sum payable in respect of the notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, in accordance with the terms of the notes and the indenture. None of the subsidiaries of Harman will guarantee or have an obligation in respect of the notes other than the Issuer. The terms of Harman’s guarantee are more fully described in the accompanying prospectus under the heading “Description of Harman Finance Debt Securities—Harman Guarantee.”

Ranking

The notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all the Issuer’s existing and future senior unsecured indebtedness.

The notes will rank senior in right of payment to all of the Issuer’s future subordinated indebtedness.

The notes will effectively rank junior to any future secured indebtedness incurred by the Issuer, to the extent of the value of the assets securing such indebtedness. See “Risk Factors—Risks Related to this Offering and the Notes—The guarantee of the notes by Harman is unsecured and would be effectively subordinated to any future secured indebtedness incurred by Harman” in this prospectus supplement.

Harman Finance is a wholly-owned subsidiary of Harman. Harman Finance is engaged in financing the activities of Harman and its subsidiaries through the issuance of debt guaranteed by Harman. Harman Finance is a finance subsidiary and has no assets or operations other than in connection with the issuance of the Harman Finance debt securities.

Harman’s guarantee will represent a general, unsecured obligation and will rank equally with all other unsecured indebtedness of Harman. Harman’s guarantee will be effectively subordinated to, and thus have a junior position to, any secured indebtedness of Harman to the extent of the assets securing that indebtedness.

Harman’s guarantee will effectively rank junior to all liabilities of Harman’s subsidiaries other than the Issuer (excluding any amounts owed by such subsidiaries to Harman). Claims of creditors of subsidiaries of Harman other than the Issuer generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Harman, including any claims made by holders of the notes in respect of the Harman guarantee. Accordingly, the Harman guarantee will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

Optional Redemption

At any time prior to February 27, 2022 (the date that is three months prior to the maturity date of the notes), the Issuer will have the right to redeem the notes, in whole or in part from time to time, at the Issuer’s option, on at least 30 days’ but no more than 60 days’ prior written notice. The Issuer will not be responsible for giving notice to anyone other than the registered holder of the notes to be redeemed. Upon redemption of the notes, the Issuer will pay a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•	the sum of the present values of the Remaining Scheduled Payments (as defined below) of the notes to be redeemed, discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL ICMA) at the Comparable Government Bond Rate (as defined below) plus 30 basis points.

At any time on or after February 27, 2022 (the date that is three months prior to the maturity date of the notes), the Issuer may redeem the notes, in whole or in part from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed.

In each case, the Issuer will also pay the accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

If less than all of the notes are to be redeemed at any time, and the notes are global notes, the notes to be redeemed will be selected by Euroclear or Clearstream in accordance with their standard procedures. If the notes to be redeemed are not global notes then held by Euroclear or Clearstream, the trustee will select notes to be redeemed on a pro rata basis, by lot, or by any other method the trustee deems fair and appropriate. If the notes are listed on any national securities exchange, Euroclear or Clearstream or the trustee, as applicable, will select notes in compliance with the requirements of the principal national securities exchange on which the notes are listed. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

The Issuer, the Guarantor or any of their respective affiliates may purchase notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Notes that the Issuer, the Guarantor or any of their respective affiliates purchase may, at the Issuer’s discretion, be held, resold or canceled.

The notes are also subject to redemption prior to maturity if certain events occur involving taxation in a Relevant Taxing Jurisdiction (as defined below). If any of these special tax events do occur, the notes will be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date. See “—Redemption for Tax Reasons.” Before the redemption date, the Issuer will deposit with the paying agent money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the notes to be redeemed on such date.

Payment of Additional Amounts

All payments made by the Issuer or the Guarantor or a successor of the Issuer or the Guarantor (a “Payor”) on the notes or the guarantee, as applicable, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge (“Taxes”), unless the withholding or deduction of such Taxes is required by law or the official interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)	any jurisdiction from or through which payment on a note or guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(2)	any other jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made by or on behalf of the Issuer, the Guarantor or paying agent with respect to any note or guarantee, as the case may be, including payments of principal, redemption price, repurchase price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the holders or the trustee, as the case may be, after such withholding, deduction or imposition (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts which would have been received in respect of such payments on any such note or guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(1)	any Taxes imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)	being or having been engaged in a trade or business in a Relevant Taxing Jurisdiction or having or having had a permanent establishment in a Relevant Taxing Jurisdiction;

(b)	having a current or former connection with a Relevant Taxing Jurisdiction (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident or national of a Relevant Taxing Jurisdiction;

(c)	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes, a private foundation or other tax-exempt organization within the meaning of the United States Internal Revenue Code of 1986, as amended (the “Code”), or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(d)	being or having been a 10-percent shareholder” of a Payor as defined in section 871(h)(3) of the Code or any successor provision; or

(e)	being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business.

(2)	any payment to a holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of Additional Amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)	any Taxes that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction of the holder or beneficial owner of the notes, if compliance is required by statute or regulation of a Relevant Taxing Jurisdiction, or any taxing authority therein, or by an applicable income tax treaty to which a Relevant Taxing Jurisdiction is a party as a precondition to exemption from such Taxes, but only to the extent, in the case of Taxes imposed by a Relevant Taxing Jurisdiction other than the United States, a holder or beneficial owner of the notes failed to comply with a written request of the Payor addressed to the holder, after reasonable notice (at least 30 days before any such deduction or withholding would be payable), to comply with such certification, identification or information reporting requirements;

(4)	any Taxes that are imposed otherwise than by withholding from a payment on the note or guarantee;

(5)	any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains, value added, personal property or similar Taxes;

(6)	any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directive;

(7)	any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any note as a result of the presentation of any note for payment (where presentation is required) by or on behalf of a holder of notes, if such payment could have been made without such withholding by presenting the relevant note to at least one other paying agent in a member state of the European Union;

(8)	any Taxes that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)	to any backup withholding Tax imposed pursuant to section 3406 of the Code (or any amended or successor provisions);

(10)	to any Tax imposed pursuant to section 871(h)(6) or 881(c)(6) of the Code (or any amended or successor provisions);

(11)	any Taxes imposed under sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(12)	any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9), (10), (11) and (12).

The Payor or its paying agent will (i) make any required withholding or deduction and (ii) remit the full amount withheld or deducted to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use its commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and to provide such certified copies as soon as reasonably practicable to the trustee. Such copies, if obtained, shall be made available to the holders upon request. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of notes then outstanding and (y) the amount of such withholding Taxes paid per €1,000 principal amount of the notes.

If the Payor will be obligated to pay Additional Amounts under or with respect to any payment made on any note, at least 30 days prior to the date of such payment, the Payor will deliver to the trustee an officer’s certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the paying agent to pay Additional Amounts to holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor may deliver such officers’ certificate as promptly as practicable after the date that is 30 days prior to the payment date). The trustee shall be entitled to rely solely on such officers’ certificate as conclusive proof that such payments are necessary.

Wherever in the indenture, the notes or this Description of Notes there is mentioned, in any context:

•	the payment of principal;

•	purchase or redemption prices in connection with a purchase or redemption of notes;

•	interest; or

•	any other amount payable on or with respect to the notes or the guarantee such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes, assessments or other charges that arise in a Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of any notes, guarantee or indenture, or any other document or instrument in relation thereto (other than a transfer of the notes other than the initial resale of the notes), and the Issuer and the Guarantor agree to indemnify the holders for any such amounts paid by such holders. The foregoing obligations of this paragraph will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any jurisdiction in which any successor to the Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

The notes are subject in all cases to any Tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” the Issuer and the Guarantor will not be required to make any payment for any Taxes imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

Redemption for Tax Reasons

The Issuer may redeem the notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ prior notice to the holders (with a copy to the trustee and the paying agents) of the notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (a “Tax Redemption Date”) and all Additional Amounts (see “—Payment of Additional Amounts”), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Issuer determines in good faith that, as a result of:

(1)	any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2)	any change in position regarding the official application, administration or written interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Issuer or the Guarantor (including any successor entity) with respect to the notes or the guarantee, as the case may be, is, or on the next interest payment date in respect of the notes would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Issuer or the Guarantor, individually or together (including, for the avoidance of doubt, the appointment of a new paying agent where this would be reasonable). Such Change in Tax Law must become effective on or after the original issue date, or if a jurisdiction becomes a Relevant Taxing Jurisdiction after the original issue date, after the date on which such jurisdiction became a Relevant Taxing Jurisdiction under the indenture. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of notes pursuant to the foregoing, the Issuer will deliver to the trustee (a) an officers’ certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing to the effect that the Issuer or the Guarantor, as the case may be, has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The trustee will accept such officers’ certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the holders.

Certain Covenants

Limitation on Liens

Harman will not, and will not permit any Material Subsidiary to, create, assume or permit to exist, any Lien, other than Permitted Liens, on any Principal Property, owned on the date of the indenture or thereafter acquired by Harman or any Subsidiary, to secure Debt, without effectively providing concurrently that the notes are secured equally and ratably with such Debt, for so long as such Debt shall be so secured. The Issuer will not create, assume or permit to exist any Lien on any property now owned or hereafter acquired by the Issuer to secure Debt.

“Permitted Liens” means:

(1)	Liens existing on the date of the Indenture, or any Lien in favor of the Trustee for the benefit of holders of the notes;

(2)	Liens in favor of the Issuer or Harman;

(3)	Liens on any property existing at the time Harman or a Material Subsidiary acquired or leased such property, including property acquired by Harman or a Material Subsidiary through a merger or similar transaction;

(4)	Liens on any Principal Property to secure all or part of the cost of acquisition, construction, development or improvement of such Principal Property, or to secure Debt incurred to provide funds for any such purposes, provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 12 months after the later of (A) the completion of the acquisition, construction, development or improvement of such Principal Property and (B) the placing in operation of such Principal Property or of such Principal Property as so constructed, developed or improved;

(5)	Liens on property of any Person existing at the time such Person becomes a Material Subsidiary;

(6)	Liens imposed by law for taxes, assessments or charges of any governmental authority for claims which are not overdue for a period of more than 90 days, or to the extent that such Lien is being contested in good faith by appropriate actions and adequate reserves in accordance with GAAP are being maintained therefor;

(7)	statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business which are not delinquent for a period of more than 90 days or remain payable without penalty or which are being contested in good faith by appropriate actions;

(8)	Liens securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature (including those to secure health, safety, environmental workers’ compensation, unemployment insurance, pension plans and insurance obligations) in each case incurred in the ordinary course of business;

(9)	Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against Harman or its Subsidiaries with respect to which Harman or its Subsidiaries are in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired, and Liens relating to final unappealable judgment liens which are satisfied within 90 days of the date of judgment or Liens incurred by the Harman or any of its Subsidiaries (other than the Issuer) for the purpose of obtaining a stay or discharge in the course of any litigation or proceeding to which Harman or any of its Subsidiaries is a party;

(10)	easements, rights-of-way, zoning or any other restrictions, encroachments, protrusions and other similar encumbrances on real property which in the aggregate do not materially detract from the value of such property or materially interfere with the ordinary conduct of Harman’s businesses or the businesses of its Subsidiaries, taken as a whole;

(11)	Liens securing obligations in respect of Capital Leases on assets subject to such leases, provided that such leases are not otherwise prohibited;

(12)	any Lien renewing, extending or replacing any Lien referred to above, to the extent that (a) the principal amount of the indebtedness secured by such Lien is not increased and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby; or

(13)	any other Lien on any of Harman’s or its Subsidiaries’ (other than the Issuer) assets or properties that secure indebtedness, liabilities and obligations of Harman or its Subsidiaries in an aggregate amount at the time of the creation of such Lien that, together with the amount of such indebtedness, liabilities and obligations secured by other Liens pursuant to this clause at such time, does not exceed an amount equal to 12.5% of Harman’s Consolidated Tangible Assets (determined as of the most recently ended fiscal quarter for which financial statements are available).

Limitation on Sale and Leaseback Transactions

The indenture provides that Harman will not, and will not permit any Material Subsidiary to, enter into any Sale and Leaseback Transaction covering any Principal Property owned by Harman or such Material Subsidiary. However, a Sale and Leaseback Transaction will not be prohibited if:

(1)	the transaction is permitted pursuant to the exception described in the last clause under “—Limitation on Liens;”

(2)	the proceeds of the Sale and Leaseback Transaction are at least equal to the fair value (as determined by Harman’s Chief Financial Officer or Board of Directors in good faith) of the Principal Property leased pursuant to such transaction and an amount equal to the greater of (i) the net proceeds of the sale or transfer and (ii) the Attributable Debt of the Principal Property sold (as determined by Harman) is applied within 360 days of the Sale and Leaseback Transaction to either (x) the purchase or acquisition of, or, in the case of real property, the commencement of construction on or improvement of, property or assets, or (y) the voluntary retirement or repayment (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Funded Debt of Harman (other than indebtedness subordinated to the notes) or a Material Subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement;

(3)	the lease is for a period not exceeding three years and by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued; or

(4)	the lease is with Harman or another Material Subsidiary.

Limitation on Consolidation, Merger and Sale of Assets of Harman

The indenture provides that Harman will not, in a single transaction or through a series of related transactions, (1) consolidate with or combine with or merge with or into, directly or indirectly, any other person or persons or sell, assign, transfer, lease or otherwise dispose of all or substantially all of the consolidated assets of Harman and its subsidiaries, taken as a whole, to any other person or persons, or (2) permit any person to consolidate with or combine with or merge into Harman, unless:

(1)	either (i) Harman is the surviving person or (ii) if Harman is not the surviving person, then the surviving person formed by such consolidation or into which Harman is merged or the person to which Harman’s properties and assets are so transferred shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, on condition that the surviving person shall execute and deliver to the trustee a supplemental indenture expressly assuming Harman’s obligations under the notes and the indenture;

(2)	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and

(3)	Harman or the surviving person will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of related transactions and supplemental indenture, if any, complies with the indenture.

Upon any such consolidation, merger or transfer, the surviving person (if not Harman) shall succeed to, and be substituted for, and may exercise every right and power of Harman’s, and Harman shall be discharged from its obligations under the notes and the indenture except in the case of any such lease.

Limitation on Consolidation, Merger and Sale of Assets of the Issuer

The indenture provides that the Issuer will not, in a single transaction or through a series of related transactions, (1) consolidate with or combine with or merge with or into, directly or indirectly, any other person or persons or sell, assign, transfer, lease or otherwise dispose of all or substantially all of the consolidated assets of the Issuer and its subsidiaries (if any), taken as a whole, to any other person or persons, or (2) permit any person to consolidate with or combine with or merge into the Issuer, unless:

(1)	either (i) the Issuer is the surviving person or (ii) if the Issuer is not the surviving person, then the surviving person formed by such consolidation or into which the Issuer is merged or the person to which the Issuer’s properties and assets are so transferred shall be a corporation or other legal entity organized and existing under the laws of Luxembourg, the United States of America, any State thereof or the District of Columbia, on condition that the surviving person shall execute and deliver to the trustee a supplemental indenture expressly assuming the Issuer’s obligations under the notes and the indenture;

(2)	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and

(3)	the Issuer or the surviving person will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of related transactions and supplemental indenture, if any, complies with the indenture.

Upon any such consolidation, merger or transfer, the surviving person (if not the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of the Issuer’s, and the Issuer shall be discharged from its obligations under the notes and the indenture except in the case of any such lease.

Ownership of the Issuer

The indenture provides that Harman must at all times own, directly or indirectly, 100% of the Capital Stock of the Issuer.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

“Attributable Debt” with regard to a Sale and Leaseback Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under the lease during the remaining term thereof (including any period for which the lease has been extended), discounted at the rate of interest set forth or implicit in the terms of the lease (or, if not practicable to determine the rate, the weighted average interest rate per annum borne by the notes then outstanding under the indenture) compounded semi-annually. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount of rent will be the lesser of (x) the net amount determined assuming termination upon the first date the lease may be terminated (in which case the net amount will also include the amount of the penalty, but will not include any rent that would be required to be paid under the lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with generally accepted accounting principles in effect in the United States as of the date of the indenture.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Consolidated Tangible Assets” means, as of the date of determination, the aggregate amount of assets of Harman and its Subsidiaries as of the most recent consolidated balance sheet available as of that date of Harman and computed in accordance with GAAP applied on a consistent basis, reduced by the amount of total goodwill and other intangible assets of Harman and its Subsidiaries reflected on such balance sheet.

“Debt” means with respect to a Person all obligations of such Person for borrowed money and all such obligations of any other Person for borrowed money guaranteed by such Person.

“Funded Debt” means, on the date of determination, any Debt maturing by its terms more than 12 months from such date (notwithstanding that any portion of such Debt is included in current liabilities), including any Debt renewable or extendible at the option of the borrower to a date later than 12 months from such date of determination.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Liens” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other similar encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

“Material Subsidiary” means each Subsidiary of Harman’s which owns a Principal Property.

“Person” means an individual, limited liability company, partnership, corporation, trust, unincorporated organization, association, joint venture or other entity or a government or agency or political subdivision thereof.

“Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property, including fixtures but excluding leases and other contract rights which might otherwise be deemed real property, owned by Harman or any of its Subsidiaries, whether owned on the date of the indenture or thereafter acquired, that has a gross book value (determined in accordance with GAAP) in excess of 1.0% of the Consolidated Tangible Assets of Harman and its consolidated subsidiaries. Any plant, warehouse, office building or parcel of real property or portion thereof will not be a Principal Property if Harman’s Chief Financial Officer or Board of Directors in good faith determines it is not of material importance to the business conducted by Harman and its Subsidiaries taken as a whole.

“Sale and Leaseback Transaction” means any arrangement with any Person relating to property owned on the date of the indenture or thereafter acquired whereby Harman or any Subsidiary transfers such property to another Person and Harman or the Subsidiary leases or rents it from such Person.

“Subsidiary” means any corporation, partnership or other legal entity (a) the accounts of which are consolidated with Harman’s in accordance with GAAP and (b) of which, in the case of a corporation, more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by Harman or by one or more other subsidiaries, or by Harman and one or more other subsidiaries or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests is, at the time, directly or indirectly owned or controlled by Harman or by one or more of the subsidiaries or by Harman and one or more of the subsidiaries.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Offer to Repurchase upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below), unless the Issuer has given written notice with respect to a redemption of the notes as described under “—Optional Redemption” or “—Redemption for Tax Reasons,” each holder of notes will have the right to require the Issuer to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (a “Change of Control Payment”).

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Issuer will send, by first class mail, a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

On each Change of Control Payment Date, the Issuer will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the applicable Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered pursuant to the applicable Change of Control Offer; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

The Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under its offer.

The Change of Control Triggering Event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Harman and, thus, the removal of incumbent management. Harman has no present intention to engage in a transaction involving a Change of Control, although it is possible that Harman could decide to do so in the future. Subject to the limitations discussed above under “—Certain Covenants,” Harman could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Harman’s capital structure or credit ratings.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the notes by virtue of such conflicts.

“Change of Control” means the occurrence of any one of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Harman and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Harman and/or one or more of its Subsidiaries;

(2)	the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Harman, measured by voting power rather than number of shares;

(3)	Harman consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Harman, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Harman or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Voting Stock of Harman outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4)	the first day on which the majority of the members of the board of directors of Harman cease to be Continuing Directors; or

(5)	the approval by the holders of the Voting Stock of Harman of any plan for the liquidation or dissolution of Harman.

“Change of Control Triggering Event” means the notes cease to be rated Investment Grade by both of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the date of Harman’s first public announcement of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control or, if earlier, upon abandonment of the Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade). Unless both of the Rating Agencies are providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have ceased to be rated Investment Grade by both of the Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of Harman’s board of directors who:

(1)	was a member of such board of directors on the date of the issuance of the notes; or

(2)	was nominated for election or elected or appointed to Harman’s board of directors with the approval of a majority of the Continuing Directors who were members of Harman’s board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of Harman’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of Harman’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by Harman as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

The definition of Change of Control and the covenant described under “Certain Covenants—Limitations on Consolidation, Merger and Sale of Assets of Harman” above include a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of Harman and the assets of its subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase such holder’s notes as a result of a sale, transfer, conveyance or other disposition of less than all of Harman and its subsidiaries’ assets, taken as a whole, to any person or group of persons may be uncertain.

Reports

The indenture requires that, so long as Harman is subject to the requirements of Section 13 or Section 15(d) of the Exchange Act, within the time periods specified by the Exchange Act, it file such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections, and furnish to the trustee, within 15 days after it files the same with the SEC, copies of such reports and information; provided, however, that any such information, document or report filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system or any successor thereto shall be deemed to be so furnished.

The indenture also requires that the Issuer and Harman comply with the other provisions of TIA § 314(a).

Events of Default

The notes are subject to the following events of default:

•	default for 30 days in payment of any interest due and payable on the notes;

•	default in payment of principal of the notes when due and payable, whether at maturity or upon acceleration, redemption, required repurchase or otherwise;

•	Harman’s failure to comply with the covenant described under “Certain Covenants—Limitations on Consolidation, Merger and Sale of Assets of Harman;”

•	the Issuer’s failure to comply with the covenant described under “Certain Covenants—Limitations on Consolidation, Merger and Sale of Assets of the Issuer;”

•	default in the Issuer’s or Harman’s performance of any other covenants or agreements in respect of the notes contained in the indenture or the notes for 90 days after written notice is received by the Issuer or Harman from the trustee, or received by the Issuer and the trustee from the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•	the Harman guarantee is held in any judicial proceedings to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the indenture) or Harman, or any person acting on behalf of Harman, denies or disaffirms its obligations under the Harman guarantee;

•	Harman or, following a consolidation, merger or sale of assets permitted under “Certain Covenants—Limitations on Consolidation, Merger and Sale of Assets of Harman”, the surviving entity, ceases to own 100% of the capital stock of the Issuer;

•	certain events of bankruptcy, insolvency and reorganization of the Issuer, Harman or its “significant subsidiaries” (as defined and further described in the indenture);

•	an event of default (i) under the terms of any indenture or instrument for borrowed money under which the Issuer or any of its subsidiaries or Harman or any of its subsidiaries has outstanding an aggregate principal amount of at least $100,000,000 or (ii) under the terms of Harman’s primary revolving bank facility, in each case, which event of default results in an acceleration of the payment of all or a portion of such indebtedness for money borrowed (which acceleration is not rescinded or annulled within 60 days after notice of such acceleration); and

•	the entry against the Issuer or any of its subsidiaries or Harman or any of its subsidiaries of one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) in excess of $100,000,000(to the extent not covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage) and (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

The indenture provides that, while the trustee generally must mail notice of a default or event of default to the registered holders of the notes within the later of 30 days after obtaining knowledge of such default or 90 days of occurrence, the trustee may withhold notice of any default or event of default (except in payment on the notes) if the trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of the notes.

The indenture provides that if an event of default occurs and is continuing, the trustee may, and at the direction of the registered holders of at least 25% in aggregate principal amount of the notes shall, declare the principal amount plus accrued and unpaid interest, if any, on the notes to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or Harman occurs, the principal amount plus accrued and unpaid interest, if any, on the notes will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to the notes have been cured (other than the nonpayment of principal of the notes which has become due solely by reason of the declaration of acceleration), then the registered holders of a majority in aggregate principal amount of the notes may rescind the declaration of acceleration.

The holders of a majority in principal amount of the notes outstanding generally, by written notice to the trustee, may waive any existing or past default or event of default under the indenture or the notes. However, those holders may not waive any default or event of default regarding any payment on the notes or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected as described below.

A holder of the notes may not pursue any remedy under the indenture or the notes unless:

•	the holder gives the trustee written notice of a continuing event of default for the notes;

•	the holders of at least 25% in principal amount of the outstanding notes make a written request to the trustee to pursue the remedy;

•	the holder offers to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the notes do not give the trustee a direction inconsistent with the request.

These provisions, however, do not affect the right of a holder of the notes to sue for enforcement of payment of the principal of or interest on the holder’s notes on or after the respective due dates expressed in the notes.

The Issuer and the Guarantor will deliver certificates to the trustee annually regarding its compliance with its obligations under the indenture. Upon the Issuer’s or the Guarantor’s becoming aware of any default or event of default, the Issuer or the Guarantor is required within seven business days to deliver to the trustee a statement specifying such default or event of default.

Modification and Waiver

From time to time, the Issuer, Harman and the trustee may, without the consent of holders of the notes, amend or supplement the indenture or the notes, or waive compliance in a particular instance by the Issuer with any provision of the indenture or the notes:

•	to cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of the notes in any material respect;

•	to provide for the assumption of the Issuer’s or Harman’s obligations, as the case may be, under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to add any guarantor with respect to the notes by executing a supplemental indenture and/or a guarantee with respect to the notes;

•	to comply with any requirement in connection with the qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants to the notes for the benefit of the holders of the notes or to surrender any rights the Issuer or Harman has under the indenture;

•	to secure the notes;

•	to provide for the issuance of additional notes as permitted by the indenture;

•	to add events of default with respect to the notes;

•	to add circumstances under which the Issuer will pay additional interest on the notes;

•	to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the rights under the indenture of any such holder in any material respect;

•	to conform the provisions of the indenture to the “Description of the Notes” section in this prospectus supplement;

•	to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge of the notes as permitted under the indenture; provided that any such action will not adversely affect the interests of the holders of the notes in any material respect; or

•	to evidence and provide for the acceptance under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

From time to time the Issuer, Harman and the trustee may, with the consent of holders of at least a majority in principal amount of the notes, amend or supplement the indenture or the notes, or waive compliance in a particular instance by the Issuer or Harman with any provision of the indenture or the notes. The Issuer and Harman may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes in order to:

•	make any change in the percentage of principal amount of the notes whose holders must consent to an amendment, supplement or waiver or to make any changes in this provision for modification;

•	reduce any rate of interest or change the time for payment of interest on the notes;

•	reduce the principal amount of the notes or change their final stated maturity;

•	make payments on the notes payable in currency other than as originally stated in the notes;

•	reduce the amount payable, including any premium payable upon, the optional redemption or repurchase of the notes or change the time (other than amendments related to notice provisions) at which the notes may be redeemed;

•	release the Guarantor from any of its obligations under the guarantee or the indenture;

•	change the provisions relating to the waiver of past defaults or impair the holder’s right to institute suit for the enforcement of any payment on the notes; or

•	waive a continuing default or event of default regarding any principal or interest payment on the notes (except a rescission of acceleration of the notes by holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration).

Special Rules for Action by Holders

Only holders of the notes outstanding are eligible to take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to the notes. Also, the Issuer will count only the notes outstanding in determining whether the various percentage requirements for taking action have been met. Any of the notes owned by the Issuer, Harman or any of their affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

The Issuer will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If the Issuer or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that the Issuer specifies for this purpose, or that the trustee specifies if it sets the record date. The Issuer or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Discharge and Defeasance

The Issuer and Harman may satisfy and discharge their obligations under the notes and the indenture (a) by delivering, if applicable, to the trustee for cancellation all of the notes or (b) by depositing with the trustee as trust funds in trust solely for the benefit of the holders of the notes, after the notes have become due and payable, or will become due and payable within one year by reason of the mailing of a notice of redemption, (i) cash in euros, (ii) non-callable German government obligations, or (iii) a combination of both, in any case sufficient to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest, if any, to the date of maturity or redemption. Such discharge is subject to terms contained in the indenture.

If the Issuer satisfies and discharges its obligations under the notes and the indenture, the holders of the notes will not be entitled to the benefits of the indenture, except if the money is deposited pursuant to clause (b) of the first paragraph, for obligations to maintain paying agencies and hold money for payment in trust. When the Issuer uses the term defeasance, it means discharge from some or all of its obligations under the indenture.

If the Issuer deposits with the trustee under the indenture any combination of money or government securities sufficient, in the opinion of an independent firm of certified public accountants, to make payments on the notes on the dates those payments are due, then, at the Issuer’s option, either of the following will occur:

•	the Issuer will be discharged from its obligations with respect to the notes and Harman will be released and relieved from its obligations under the Harman guarantee (“legal defeasance”); or

•	the Issuer and Harman will no longer have any obligation to comply with specified restrictive covenants, if any, with respect to the notes and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If the Issuer discharges or defeases its obligations under the indenture, the Issuer and Harman will be released from their respective obligations in the provisions described under the headings “—Certain Covenants—Limitation on Liens,” “—Certain Covenants—Limitation on Sale and Leaseback Transactions,” “—Certain Covenants—Reports” and “—Offer to Repurchase upon a Change of Control Triggering Event.”

If the notes are defeased, the holders of the notes will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of the notes, replace stolen, lost or mutilated notes, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, the Issuer’s obligation to pay principal, premium and interest on the notes and the Harman guarantee will also survive.

If the Issuer elects legal or covenant defeasance, it will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the notes to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. However, if the Issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Governing Law

The indenture, the guarantee and the notes will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws. The application of the provisions set out in articles 86 to 94-8 of the Luxembourg law dated August 10, 1915 on commercial companies, as amended, is expressly excluded.

Concerning the Trustee, Paying Agent and Registrar

U.S. Bank National Association will initially act as trustee for the notes. The trustee, in its individual and any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or Harman as if it were not the trustee; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

The indenture provides that in case an event of default shall occur and be continuing (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Elavon Financial Services Limited, UK Branch, a wholly-owned subsidiary of U.S. Bank National Association, as trustee, will initially act as paying agent and Elavon Financial Services Limited will act as registrar and transfer agent for the notes. Upon notice to the trustee, the Issuer may change the paying agent, registrar or transfer agent, provided however that it will maintain a paying agent in a member state of the European Union that is not obligated to withhold or deduct tax pursuant to the European Union Directive 2003/38/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to such directive (so long as there is such a member state). In case of discrepancies between the noteholders register held by the registrar and the noteholders register held by the Issuer at its registered office in accordance with the provisions of the Luxembourg law of 10 August 1915 on commercial companies as amended, the register held by the Issuer shall prevail for Luxembourg law purposes.

Global Notes, Book-Entry and Form

The Issuer has obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that it believes to be reliable. None of the Issuer, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact Clearstream and Euroclear or their participants directly to discuss these matters. In addition, the description of the clearing systems in this section reflects the Issuer’s understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. The Issuer has provided the descriptions of the operations and procedures of Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and it makes no representation or warranty of any kind with respect to these operations and procedures.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described in this prospectus supplement under “—Issuance in Euro.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. The Issuer has no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. The Issuer also does not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by the Issuer or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

The Issuer has been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Euroclear Terms and Conditions”) and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and Settlement Procedures

The Issuer understands that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream Participants and Euroclear Participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

The Issuer understands that secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream Participants or Euroclear Participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among Clearstream Participants and Euroclear Participants. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

The Issuer will issue certificated notes to each person that Euroclear or Clearstream identifies as the beneficial owner of the notes represented by a global note upon surrender by Euroclear or Clearstream of the global note if:

•	Euroclear or Clearstream notifies the Issuer that they are no longer willing or able to act as a depositary for such global note or cease to be a clearing system in connection with such global note, and the Issuer has not appointed a successor depositary within 90 days after receiving such notice from Euroclear or Clearstream;

•	an event of default under the indenture has occurred and is continuing, and Euroclear or Clearstream requests the issuance of certificated notes; or

•	the Issuer determines not to have the notes represented by a global note.

Neither the Issuer nor the trustee will be liable for any delay by Euroclear or Clearstream, their nominee or any direct or indirect participant in identifying the beneficial owners of the notes. The Issuer and the trustee may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream or their nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Material United States and Luxembourg Tax Consequences

Material United States Federal Tax Consequences

The following is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. It deals only with notes held as capital assets (generally, property held for investment) and acquired at original issuance for their “issue price” (i.e., the first price at which a substantial amount of the notes are sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based upon the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations thereunder, rulings and judicial decisions as of the date hereof. Such authorities may be repealed, revoked or modified, possibly with retroactive effect, or may be subject to different interpretations, so as to produce U.S. federal income tax consequences different from those discussed below. We have not and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below. This summary does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of holders that may be subject to special rules, such as, but not limited to, partnerships and other pass-through entities and holders of interests therein, dealers in securities, insurance companies, tax-exempt entities, persons that hold notes in connection with an arrangement that completely or partially hedges the notes, securities traders that use a mark-to-market method of accounting, banks, persons holding notes as part of a conversion, constructive sale or a straddle transaction, persons subject to the alternative minimum tax and certain former citizens or residents of the United States. In addition, this summary does not describe any tax consequences arising under U.S. federal gift and estate tax laws or other U.S. federal tax laws or under the tax laws of any state, local or non-U.S. jurisdiction.

In certain circumstances, we may elect or be obligated to pay additional amounts on the notes (see, for example, “Description of the Notes—Optional Redemption” and “Description of the Notes—Offer to Repurchase Upon a Change of Control Triggering Event”). We do not intend to treat the possibility that such additional payments may be made as causing the notes to be treated as contingent payment debt instruments. However, additional income will be recognized if any such additional payment is made. It is possible that the IRS may take a different position. If the IRS were to successfully challenge our determination with the result that the notes are treated as contingent payment debt instruments, you would be required to (i) accrue interest income based on a “comparable yield” and a projected payment schedule, which may require inclusion of interest income at a higher rate than the stated interest rate on the notes, and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Prospective purchasers of notes should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Harman Finance is treated as disregarded as an entity separate from the Guarantor for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, in general, the notes will be treated as issued by the Guarantor and the interest will be treated as paid by the Guarantor.

If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership that acquires or holds notes should consult its own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

Prospective purchasers of notes should consult their own tax advisors concerning the U.S. federal income, estate and gift tax consequences, and any state or local income or franchise tax consequences applicable to their particular situations, as well as any consequences under the laws of any other applicable taxing jurisdiction.

United States Holders

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes, (i) an individual citizen or resident alien of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Stated interest

Stated interest on a note generally will be taxable to you as ordinary interest income at the time it is received or accrued, depending on your regular method of accounting for U.S. federal income tax purposes. Such interest will be U.S. source income for U.S. federal income tax purposes.

The amount of interest paid on a note (including any additional amounts paid in respect of withholding or deductions for taxes imposed on payments on a note) that is includible in income by a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes is the U.S. dollar value of the amount paid translated at the spot rate of exchange on the date the interest payment is received by the U.S. Holder. In the case of interest on a note held by a U.S. Holder that uses the accrual method of accounting, the U.S. Holder is required to include the U.S. dollar value of the interest income that accrued during the relevant accrual period (including any additional amounts paid in respect of withholding or deductions for taxes imposed on payments on a note). The U.S. dollar value is generally determined by translating the interest income at the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year). Alternatively, a U.S. Holder may elect to translate the interest income at the spot rate of exchange on the last day of the accrual period (and in the case of an accrual period that straddles a taxable year, the spot rate on the last day of the taxable year) or, if the last day of an accrual period is within five business days of the date of receipt of the payment in respect of the related accrued interest, the spot rate of exchange on the date of receipt of the interest payment. This election will apply to all debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder generally will recognize foreign currency exchange gain or loss with respect to the accrued interest income on the date the payment of interest income is received, if there is any difference between the exchange rate used to determine such interest income and the exchange rate on the date the payment is received. The foreign currency exchange gain or loss generally will be treated as ordinary income or loss from sources within the United States.

A U.S. Holder generally will have a tax basis in the euros received as interest on a note equal to the U.S. dollar value of such euros, as applicable, on the date of receipt. Any gain or loss on a conversion or other disposition of the euros by the U.S. Holder generally will be treated as ordinary income or loss from sources within the United States.

Sale, exchange, redemption, retirement or other disposition

Upon the sale, exchange, retirement or other disposition of a note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized (other than any amount attributable to accrued interest, which, if not previously included in such U.S. Holder’s income, will be taxable as interest income to such U.S. Holder) and the U.S. Holder’s “adjusted tax basis” in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to the U.S. Holder based on the spot exchange rate on the date of the initial purchase (or, if the note is treated as traded on an established securities market, on the settlement date in the case of a cash basis or electing accrual basis taxpayer), decreased by the amount of any payments (other than payments of qualified stated interest) on the note (converted using the same exchange rate).

A U.S. Holder that receives euros on the sale, exchange, retirement or other disposition of a note generally will have an amount realized equal to the U.S. dollar value of such euros translated at the spot rate of exchange on the date of the sale, exchange, retirement or other disposition (or, if the note is treated as traded on an established securities market, on the settlement date in the case of a cash basis or electing accrual basis taxpayer). A U.S. Holder generally will realize foreign currency exchange gain or loss upon the sale, exchange, retirement or other disposition (as ordinary income or loss from sources within the United States) if there is any difference between (i) the spot rate of exchange on the date the U.S. Holder acquired the note and (ii) the spot rate of exchange on the date of the sale, exchange, retirement or other disposition (or, if the note is treated as traded on an established securities market, on the settlement date in the case of a cash basis or electing accrual basis taxpayer). The foreign currency exchange gain or loss, together with any foreign currency exchange gain or loss realized on the disposition in respect of accrued interest, generally will be realized only to the extent of the total gain or loss realized by the U.S. Holder on the disposition. Any gain or loss not treated as foreign currency exchange gain or loss generally will be capital gain or loss from sources within the United States. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

A U.S. Holder that determines its amount realized in connection with the sale, exchange, retirement or other disposition of a note by reference to the spot rate of exchange on the date of the sale, exchange, retirement or other disposition (rather than on the settlement date) may recognize additional foreign currency exchange gain or loss upon receipt of euros from the sale, exchange, retirement or other disposition. A U.S. Holder generally will have a basis in the euros received upon a sale, exchange, retirement or other disposition of a note equal to the U.S. dollar value of the euros on the date of receipt. Any gain or loss on a conversion or other disposition of the euros by the U.S. Holder generally will be treated as ordinary income or loss from sources within the United States.

Medicare Tax

Certain U.S. Holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax on the lesser of (i) the U.S. Holder’s “net investment income” for the relevant taxable year (undistributed net investment income in the case of an estate or trust) and (ii) the excess of the U.S. Holder’s modified adjusted gross income (adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). For these purposes, net investment income will generally include interest on and capital gains from the sale or other disposition of the notes, unless such interest or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder who is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of the notes.

Information reporting and backup withholding

In general, information reporting requirements will apply to payments of interest on a note and the proceeds of the sale or other disposition (including a retirement or redemption) of a note, and backup withholding may apply to such payments unless you provide a taxpayer identification number certified under penalties of perjury, as well as certain other information. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Reportable transactions

A U.S. Holder that participates in any “reportable transaction” (as defined in U.S. Treasury regulations) must attach to its U.S. federal income tax return a disclosure statement on IRS Form 8886. U.S. Holders should consult their own tax advisors as to the possible obligation to file IRS Form 8886 reporting foreign currency exchange loss arising from the notes or any amounts received with respect to the notes.

Non-U.S. Holders

This discussion applies to you if you are a “non-U.S. Holder.” A “non-U.S. Holder” is a beneficial owner of a note that is an individual, corporation (or entity treated as a corporation for U.S. tax purposes), estate or trust that is not a U.S. Holder.

Payments of stated interest

Subject to the discussion of backup withholding and FATCA below, payments to you of interest generally will be exempt from U.S. federal withholding tax under the “portfolio interest” exemption if you properly certify as to your foreign status as described below, and:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Guarantor;

•	you are not a controlled foreign corporation that is related directly or indirectly to the Guarantor;

•	you are not a bank whose receipt of interest on the notes is in connection with the extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	interest on the notes is not effectively connected with your conduct of a trade or business in the United States.

The portfolio interest exemption and several of the special rules for non-U.S. Holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or appropriate substitute form to us, or our paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless you provide us or our paying agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of an income tax treaty, or the payments of interest are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by you in the United States) and you meet the certification requirements described below. (See “—Non-U.S. Holders—Income or gain effectively connected with a U.S. trade or business.”)

Sale, exchange, redemption, retirement or other disposition

Subject to the discussion of backup withholding and FATCA below, you generally will not be subject to U.S. federal income tax on any gain realized upon your sale, exchange, redemption, retirement or other taxable disposition of notes unless:

•	the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment you maintain); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied.

If you are a non-U.S. Holder described in the first bullet point above, you generally will be subject to U.S. federal income tax in the same manner as a U.S. holder (See “—Non-U.S. Holders—Income or gain effectively connected with a U.S. trade or business”). If you are a non-U.S. Holder described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses.

Income or gain effectively connected with a U.S. trade or business

If any interest on the notes or gain from the sale, exchange, redemption, retirement or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by you in the United States), then the income or gain will be subject to U.S. federal income tax at regular graduated U.S. income tax rates, unless an applicable income tax treaty provides otherwise. Effectively connected income will not be subject to U.S. withholding tax if you satisfy certain certification requirements by providing to us or our paying agent a properly executed IRS Form W-8ECI (or successor form) or IRS Form W-8BEN or IRS Form W-8BEN-E (if a treaty exemption applies), as applicable. If you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for a lower rate.

FATCA

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury regulations thereunder, commonly referred to as “FATCA,” impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source interest and, for a disposition of a note occurring after December 31, 2016, gross proceeds from such disposition, in each case, made to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders, and (ii) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners.

In addition, for purposes of its own compliance with FATCA, Harman Finance may be required to obtain and transmit to tax authorities certain information as to the holders of notes and their beneficial owners.

In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. You are urged to consult your own tax advisors regarding FATCA and the application of these requirements to your investment in the notes.

Backup withholding and information reporting

Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of these information returns may also be made available to the tax authorities of the country in which you reside under the provisions of a specific treaty or agreement. U.S. backup withholding will not apply to payments to you of interest on a note if the statement described in “Non-U.S. Holders—Payments of stated interest” is duly provided or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person.

Generally, information reporting and backup withholding requirements will apply to the gross proceeds paid to you on the disposition (including a retirement or redemption) of the notes by or through a U.S. office of a U.S. or foreign broker, unless you provide the requisite certification or otherwise establish an exemption. Information reporting requirements (but generally not backup withholding) will also apply to payment of the proceeds of a disposition of a note by or through a foreign office of a U.S. broker or a foreign broker with certain types of relationships to the United States unless the broker has documentary evidence in its files that you are not a United States person and the broker has no actual knowledge or reason to know to the contrary, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (if any) and any excess may be refundable if the proper information is timely provided to the IRS.

The preceding discussion of material U.S. federal income tax considerations is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of purchasing, holding and disposing of our notes, including the consequences of any proposed change in applicable laws.

Material Luxembourg Tax Consequences

The following is a general overview of certain important Luxembourg tax consequences that may be or become relevant in relation to a holder of notes only and is presented by way of guidance only. It does not purport to be a complete summary of tax law and practice currently applicable in Luxembourg. Any potential investor should consult its own tax adviser for more information about the tax consequences of acquiring, owning and disposing of notes in its particular circumstances. This taxation overview does not discuss every aspect of taxation that may be relevant to a particular holder of notes under special circumstances or who is subject to special treatment under applicable law. Where in this overview English terms and expressions are used to refer to Luxembourg concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Luxembourg concepts under Luxembourg tax law. This overview is based on Luxembourg tax law in force and applied in Luxembourg at the date of this prospectus supplement. The laws upon which this overview is based may change. Any such changes could apply with retroactive effect and could affect the continued validity of this overview. This overview assumes that each transaction with respect to notes is at arm’s length.

Despite anything else contained in this prospectus supplement and as far as permitted by Luxembourg law, Harman Finance shall have the right to:

•	withhold any taxes or similar charges that it is legally required to withhold, whether by law or otherwise, with respect to the notes when the holders of notes fail to provide all the necessary information and documents in order to mitigate any taxes, withholding or otherwise, imposed by any jurisdiction to Harman Finance;

•	require any holder of notes to promptly furnish such data as may be required by Harman Finance in its discretion in order to comply with any law and/or to promptly determine the amount of withholding to be retained;

•	divulge any such information to any tax or regulatory authority, as may be required by law or such authority and in particular, if such divulgation mitigates taxes imposed on Harman Finance and the holders of notes;

•	withhold the payment of any interest or redemption proceeds to a holder of notes until Harman Finance holds sufficient information to enable it to determine the correct amount to be withheld;

•	report on investments held by or payments made to any holder of notes; and

•	redeem all notes of a holder of notes which fails to provide the information and documents required to identify the note holder’s status under the relevant provisions and regulations.

For additional information, see “Risk Factors.”

Withholding Tax

Under Luxembourg tax law currently in force, there is no Luxembourg withholding tax on payments of principal or interest made to Luxembourg non-resident holders of notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by Luxembourg non-resident holders of notes.

According to the Luxembourg law of December 23, 2005 on the taxation of interest income received by individuals resident in Luxembourg, a final Luxembourg withholding tax of 10% on interest paid to individuals resident in Luxembourg is levied by an economic operator located in Luxembourg that would qualify as a “paying agent” in the context of the Savings Directive (the “10% Withholding Tax”). The Luxembourg paying agent is responsible for withholding the 10% Withholding Tax. The 10% Withholding Tax will therefore apply on interest on the notes paid to Luxembourg resident individuals.

No withholding tax will apply in case the payments are made to residents of Luxembourg which are not individuals.

Taxes on Income and Capital Gains

Holders of notes resident in Luxembourg are taxed on income and possibly gains derived from the notes depending on whether they hold the notes in the context of carrying on an enterprise or in the context of managing their private wealth. Resident corporate holders of notes are always deemed to hold the notes in the context of carrying on an enterprise.

If held in the context of carrying on an enterprise, any interest income, whether paid or accrued, and any capital gain or foreign exchange result whether realised or accrued, derived from the notes is subject to Luxembourg income taxes (income tax levied at progressive rates and municipal business tax for Luxembourg resident individuals, and corporate income tax and municipal business tax for Luxembourg corporate holders). For Luxembourg resident individuals receiving the interest as income from their professional assets, the 10% Withholding Tax is credited against their final tax liability.

If held in the context of managing private wealth, interest income received is subject to income tax at progressive rates unless the 10% Withholding Tax applied. Upon redemption of the notes, Luxembourg resident individuals must include the portion of the redemption price corresponding to accrued but unpaid interest in their taxable income, unless the 10% Withholding Tax has been levied. Capital gains otherwise realized upon disposal of the notes will be subject to income tax at progressive rates if the disposal occurs within six months from the acquisition of the notes.

A non-resident holder of notes will not be subject to any Luxembourg taxes on income or capital gains in respect of any benefit derived or deemed to be derived from notes, including any payment under notes and any gain realised on the disposal of notes, provided that the holding of notes is not effectively connected to a permanent establishment in Luxembourg through which the holder carries on a business or trade in Luxembourg. In that case, any interest income, whether paid or accrued, and any capital gain or foreign exchange result whether realised or accrued, derived from the notes is subject to Luxembourg income tax levied at progressive rates and municipal business tax in the case of individuals and corporate income tax and municipal business tax in the case of companies.

Net Wealth Tax

Corporate holders of notes resident in Luxembourg are subject to an annual net wealth tax, levied at a rate of 0.5%, in respect of the notes. Luxembourg resident individuals are not subject to Luxembourg net wealth tax.

Non-resident corporate holders of notes are only subject to such net wealth tax in Luxembourg in respect of the notes if such holding is effectively connected to a permanent establishment through which the holder carries on a business or trade in Luxembourg.

Luxembourg Gift and Inheritance Taxes

Inheritance tax is levied in Luxembourg at progressive rates (depending on the value of the assets inherited and the degree of relationship). No Luxembourg inheritance tax will be due in respect of the notes unless the holder of notes resides in Luxembourg at the time of his or her death. No gift tax is due upon the donation of notes unless such donation is registered in Luxembourg (which is generally not required).

Registration Tax

There is no Luxembourg registration tax, stamp duty or any other similar tax or duty due in Luxembourg by the holders of notes as a consequence of their issuance. No Luxembourg registration tax, stamp duty or other similar tax or duty is due either in case of a subsequent repurchase, redemption or transfer of the notes. A fixed or an ad valorem registration duty may however apply (i) upon voluntary registration of the notes in Luxembourg (however, there is in principle no obligation to register the notes in Luxembourg), (ii) in case of legal proceedings before a Luxembourg court or (iii) in case the documents relating to the notes must be produced before an official Luxembourg authority (autorité constituée).

Value Added Tax

No Luxembourg value added tax is levied with respect to (i) any payment made in consideration of the issuance of the notes, (ii) any payment of interest, (iii) any repayment of principal or upon redemption and (iv) any transfer of the notes.

Underwriting (Conflicts of Interest)

J.P. Morgan Securities plc, HSBC Bank plc and UniCredit Bank AG are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount
J.P. Morgan Securities plc	€105,000,000
HSBC Bank plc	105,000,000
UniCredit Bank AG	105,000,000
Mitsubishi UFJ Securities International plc	11,690,000
The Royal Bank of Scotland plc	11,655,000
The Toronto-Dominion Bank	11,655,000

Total	€350,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or, under certain circumstances, the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of a certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

It is expected that delivery of the notes will be made against payment therefor on or about May 27, 2015, which will be the fourth London business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement will be required, by virtue of the fact that the notes initially will settle in T+4, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.300% of the principal amount of the notes. The underwriters may allow, and dealers may re-allow, a concession not in excess of 0.250% of the principal amount of the notes to other dealers. After the initial offering, the public offering price and other selling terms may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at €476,150 and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE and if the application is approved, trading of the notes on the NYSE is expected to begin within 30 days after the original issue date. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Stabilization

In connection with the issuance of the notes, J.P. Morgan Securities plc, as stabilizing manager (or persons acting on its behalf), may over-allot the notes or effect transactions with a view to supporting the price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on its behalf) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 calendar days after the issuance date of the notes and 60 calendar days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or persons acting on its behalf) in accordance with all applicable laws and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the stabilizing manager.

Other Relationships

The underwriters and their affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, J.P. Morgan Securities LLC, an affiliate of J.P. Morgan Securities plc, HSBC Bank USA, N.A., an affiliate of HSBC Bank plc, and UniCredit Capital Markets LLC, an affiliate of UniCredit Bank AG, were joint lead arrangers and bookrunners under our Revolving Credit Facility entered into on March 26, 2015. HSBC Bank USA, N.A., an affiliate of HSBC Bank plc, was also a syndication agent and is a lender under the Revolving Credit Facility. UniCredit Capital Markets LLC, an affiliate of UniCredit Bank AG, was also a syndication agent under the Revolving Credit Facility and UniCredit Bank AG is a lender under the Revolving Credit Facility. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities plc, is administrative agent and a lender under our Revolving Credit Facility. Additionally, the Bank of Tokyo-Mitsubishi UFJ, Ltd., an affiliate of Mitsubishi UFJ Securities International plc, Citizens Bank, N.A., an affiliate of The Royal Bank of Scotland plc and TD Bank, National Association, an affiliate of The Toronto-Dominion Bank are documentation agents under the Revolving Credit Facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As described above, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities plc, HSBC Bank USA, N.A., an affiliate of HSBC Bank plc, and UniCredit Bank AG are lenders under the Revolving Credit Facility. Because a portion of the net proceeds of this offering may be used to repay all or a portion of the Revolving Credit Facility, J.P. Morgan Securities plc, HSBC Bank plc and UniCredit Bank AG or their respective affiliates may each receive more than 5% of the proceeds of this offering and, therefore, J.P. Morgan Securities plc, HSBC Bank plc and UniCredit Bank AG are deemed to have a “conflict of interest” under FINRA Rule 5121. This offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no qualified independent underwriter (as defined in FINRA Rule 5121) is required because the notes offered are investment grade rated (as defined in FINRA Rule 5121).

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance of Hong Kong (Cap. 571) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32) (the “CMO”) or which do not constitute an offer or invitation to the public for the purposes of the CMO or the SFO. No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined under the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Act of Japan. Each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement and accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed for or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Enforceability of Civil Liabilities

Luxembourg Insolvency Proceedings

Harman Finance is organized under the laws of Luxembourg. The insolvency laws of Luxembourg may not be as favorable as insolvency laws of jurisdictions with which investors may be familiar. Insolvency proceedings with respect to a Luxembourg company may proceed under, and be governed by, Luxembourg insolvency laws. The following is a brief description of certain aspects of insolvency laws in Luxembourg. Under Luxembourg insolvency laws, the following types of proceedings (together referred to as “insolvency proceedings”) may be opened against a Luxembourg company to the extent that it has its registered office or center of main interest in Luxembourg:

•	bankruptcy proceedings (faillite), the opening of which may be requested by the company, by any of its creditors or by the Luxembourg public prosecutor. Following such a request, the courts having jurisdiction may open bankruptcy proceedings if the company (a) is in default of payment (cessation de paiements) and (b) has lost its commercial creditworthiness (ébranlement de crédit). If a court considers that these conditions are met, it may open bankruptcy proceedings ex officio. The main effect of such proceedings is the suspension of all measures of enforcement against the company, except, subject to certain limited exceptions, for secured creditors, and the payment of creditors in accordance with their rank upon the realization of assets;

•	controlled management proceedings (gestion contrôlée), the opening of which may only be requested (i) by the company and not by its creditors and (ii) if the company has lost its commercial creditworthiness (ébranlement de credit) or is unable to completely fulfill its obligations. Under such proceeding, a court may order provisional suspension of payments, including a stay of enforcement of claims by secured creditors; and

•	composition proceedings (concordat préventif de la faillite), the opening of which may only be requested by the company, to the extent being in financial difficulties, and not by its creditors themselves, subject to obtaining the consent of the majority of its creditors representing 75% of the claims that have been accepted by the court. The court’s decision to admit a company to the composition proceedings triggers a provisional stay on enforcement of claims by unsecured creditors. In addition to these proceedings, the ability of the holders of notes to receive payment on the notes may be affected by a decision of a court to grant a reprieve from payments (sursis de paiements) or to put the Luxembourg company into judicial liquidation (liquidation judiciaire). Judicial liquidation proceedings may be opened at the request of the public prosecutor against companies pursuing an activity violating criminal laws or that are in serious violation of the commercial code or of the Luxembourg law dated August 10, 1915 on commercial companies, as amended. The management of such liquidation proceedings will generally follow similar rules as those applicable to bankruptcy proceedings.

Harman Finance’s liabilities in respect of the notes will, in the event of its liquidation following bankruptcy or judicial liquidation proceedings, rank after the cost of liquidation (including any debt incurred for the purpose of such liquidation) and those of the concerned company’s debts that are entitled to priority under Luxembourg law. Preferential debts under Luxembourg law include, among others, certain amounts owed to the Luxembourg Revenue, value-added tax and other taxes and duties owed to the Luxembourg Customs and Excise, social security contributions and remuneration owed to employees.

Assets over which a security interest has been granted will in principle not be available for distribution to unsecured creditors, such as holders of the notes (except after enforcement and to the extent a surplus is realized).

During insolvency proceedings, all enforcement measures by unsecured creditors (such as holders of the notes) are suspended. The ability of secured creditors to enforce their security interest may also be limited in the event of controlled management proceedings automatically causing the rights of secured creditors to be frozen until a final decision has been taken by the court as to the petition for controlled management, and may be affected thereafter by a reorganization order given by the court. A reorganization order requires the prior approval by more than 50% of the creditors representing more than 50% of the Luxembourg company’s liabilities in order to take effect.

Generally, Luxembourg insolvency laws may also affect transactions entered into or payments made by a Luxembourg company during the pre-bankruptcy hardening period (période suspecte) which is a maximum of six months and ten days preceding the judgment declaring bankruptcy, except that in certain specific situations the court may set the start of the suspect period at an earlier date. In particular:

•	pursuant to article 445 of the Luxembourg code of commerce, some specific transactions (in particular, the granting of a security interest for antecedent debts, the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any means other than in cash or by bill of exchange; and the sale of assets without consideration or with substantially inadequate consideration) entered into during the suspect period (or the ten days preceding it) must be set aside or declared null and void, if so requested by the insolvency receiver;

•	pursuant to article 446 of the Luxembourg code of commerce, payments made for matured debts as well as other transactions concluded for consideration during the suspect period are subject to cancellation by the court upon proceedings instituted by the insolvency receiver if they were concluded with the knowledge of the bankrupt’s cessation of payments; and

•	article 448 of the Luxembourg code of commerce and article 1167 of the civil code (action paulienne) gives the insolvency receiver (acting on behalf of the creditors) the right to challenge any fraudulent payments and transactions, including the granting of security with an intent to defraud, made prior to the bankruptcy, without any time limit.

In principle, a bankruptcy order rendered by a Luxembourg court does not result in automatic termination of contracts except for intuitu personae contracts, that is, contracts for which the identity of the company or its solvency were crucial. The contracts, therefore, subsist after the bankruptcy order, but the insolvency receiver may choose to terminate certain contracts. However, as of the date of adjudication of bankruptcy, no interest on any unsecured claim will accrue vis-à-vis the bankruptcy estate. The bankruptcy order provides for a period of time during which creditors must file their claims with the clerk’s office of the Luxembourg district court sitting in commercial matters. After having converted all available assets of the company into cash and after having determined all the company’s liabilities, the insolvency receiver will distribute the proceeds of the sale, on a pro rata basis, to the creditors after deduction of the receiver fees and the bankruptcy administration costs.

Enforcement of Judgments

Many of Harman Finance’s assets are located outside the United States. Furthermore, some of the managers of the sole general partner of Harman Finance may reside outside the United States and most of their assets may be located outside the United States. As a result, investors may find it difficult to effect service of process within the United States upon these persons or to enforce outside the United States judgments obtained against Harman Finance or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of applicable securities laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against Harman Finance or these persons in courts located in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of applicable securities laws. It may also be difficult for an investor to bring an original action in a Luxembourg court predicated upon the civil liability provisions of applicable securities laws against Harman Finance or these persons.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Grand Duchy of Luxembourg other than arbitral awards rendered in civil and commercial matters, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. The enforceability in Luxembourg courts of a final judgment entered by U.S. courts will be subject to the applicable enforcement procedure (exequatur) as set out in the relevant provisions of the Luxembourg New Civil Procedure Code and in Luxembourg case law. Pursuant to Luxembourg case law, the granting of exequatur is subject to the following requirements:

•	the judgment of the U.S. court is enforceable (exécutoire) in the United States;

•	the U.S. court had full jurisdiction over the subject matter leading to the judgment (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•	the U.S. court applied to the dispute the law which is designated by the Luxembourg conflict of laws rules or, at least, such court’s order must not contravene the principles underlying those rules (based on case law and legal doctrine, it is not certain that this condition would still be required for an exequatur to be granted by a Luxembourg court);

•	the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant and its own procedural laws; and

•	the decisions and the considerations of the foreign court must not be contrary to Luxembourg international public policy rules or have been given in proceedings of a tax, penal or criminal nature (which would include awards of damages made under civil liabilities provisions of the U.S. federal securities laws, or other laws, to the extent that the same would be classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages)) or rendered subsequent to an evasion of Luxembourg law (fraude à la loi).

A contractual provision allowing the service of process against a party to a service agent could be overridden by Luxembourg statutory provisions allowing the valid serving of process against a party in accordance with applicable laws at the domicile of the party. Further, in the event any proceedings are brought in a Luxembourg court in respect of a monetary obligation to be payable in a currency other than the euro, a Luxembourg court would have the power to give judgment as an order to pay the obligation in a currency other than the euro. However, enforcement of the judgment against any party in Luxembourg would be available only in euros and, for such purposes, all claims or debts would be converted into euros.

Legal Matters

The validity of the notes issued by Harman Finance and the guarantees thereof by Harman under Delaware and New York law will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, New York, New York. The validity of the notes under Luxembourg law will be passed upon for us by Loyens & Loeff Luxembourg S.à r.l. The underwriters are being represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

Experts

The consolidated financial statements and the related financial statement schedule of Harman International Industries, Incorporated as of June 30, 2014 and 2013 and for each of the years in the three-year period ended June 30, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2014 (which is included in Management’s Report on Internal Control over Financial Reporting) have been incorporated by reference in this prospectus supplement and registration statement in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We have filed a registration statement on Form S-3 (No. 333- 203760) under the Securities Act with the SEC pursuant to which the notes are being offered by this prospectus supplement and the accompanying prospectus. Neither this prospectus supplement nor the accompanying prospectus contains all the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed as exhibits to the registration statement are available for inspection as described above.

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means that we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed with the SEC on August 7, 2014;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 filed with the SEC on October 30, 2014;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2014 filed with the SEC on January 29, 2015;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the SEC on April 30, 2015;

•	Our Current Report on Form 8-K dated September 11, 2014 and filed with the SEC on September 11, 2014;

•	Our Current Report on Form 8-K dated October 30, 2014 and filed with the SEC on November 4, 2014;

•	Our Current Report on Form 8-K dated December 3, 2014 and filed with the SEC on December 5, 2014;

•	Our Current Report on Form 8-K dated January 22, 2015 and filed with the SEC on January 22, 2015;

•	Our Current Report on Form 8-K dated January 22, 2015 and filed with the SEC on January 26, 2015;

•	Our Current Report on Form 8-K dated February 3, 2015 and filed with the SEC on February 9, 2015;

•	Our Current Report on Form 8-K dated February 17, 2015 and filed with the SEC on February 19, 2015;

•	Our Current Report on Form 8-K dated March 23, 2015 and filed with the SEC on March 26, 2015;

•	Our Current Report on Form 8-K dated March 26, 2015 and filed with the SEC on March 27, 2015;

•	Our Current Report on Form 8-K dated April 8, 2015 and filed with the SEC on April 9, 2015;

•	Our Current Report on Form 8-K dated May 11, 2015 and filed with the SEC on May 11, 2015; and

•	Our Proxy Statement on Schedule 14A dated October 22, 2014 and filed with the SEC on October 22, 2014.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement related to this prospectus supplement and prior to the termination of the offering of the notes described in this prospectus supplement, shall be deemed to be incorporated by reference herein and to be part of this prospectus supplement from the respective dates of filing such documents. Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any document or information deemed to have been “furnished” and not “filed” in accordance with SEC rules.

Information contained in this prospectus supplement modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus supplement or in earlier-dated documents incorporated by reference.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost. We can be contacted at the address and phone number indicated below:

Harman International Industries, Incorporated

400 Atlantic Street, Suite 1500

Stamford, Connecticut 06901

Attention: Corporate Secretary

Telephone (203) 328-3500

Our incorporated reports and other documents may be accessed at our website address: www.harman.com. The information contained on our website does not constitute a part of this prospectus supplement and the accompanying prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

PROSPECTUS

Harman International Industries, Incorporated

Debt Securities

Guarantees of Debt Securities

Harman Finance International, S.C.A.

Debt Securities

(guaranteed to the extent provided herein by Harman International Industries, Incorporated)

We may offer and sell from time to time, in one or more series, our debt securities. Our debt securities may consist of debentures, notes or other types of debt. Any debt securities offered and sold by Harman Finance International, S.C.A. (“Harman Finance”) will be fully and unconditionally guaranteed by Harman International Industries, Incorporated (“Harman”) as described in this prospectus and in an applicable prospectus supplement. When we sell securities, we will determine the amounts and types of securities we will sell and the prices and other terms on which we will sell them.

We may sell securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” referred to on page 2 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 30, 2015.

i

Notice to Prospective Investors in Luxembourg

This prospectus has not been approved by and will not be submitted for approval to the Luxembourg financial sector supervisory authority, Commission de Surveillance du Secteur Financier (the “CSSF”), for purposes of public offering or sale in the Grand Duchy of Luxembourg (“Luxembourg”). Accordingly, the debt securities may not be offered or sold to the public in Luxembourg, directly or indirectly, and neither this prospectus, nor any other offering circular, prospectus, form of application, advertisement or other material related to the securities may be distributed, or otherwise be made available in or from, or published in, Luxembourg, except if a prospectus has been duly approved by the CSSF in accordance with the Law of July 10, 2005 on prospectuses for securities, as amended from time to time (the “Prospectus Law”), or the offer benefits from an exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of the Prospectus Law.

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement, change or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should read this prospectus, any prospectus supplement and the information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.” The registration statement, including the exhibits and the documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

We have not authorized anyone to give you any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

References to “Harman,” “Company,” “we,” “us” and “our” in this prospectus refer to Harman International Industries, Incorporated and its subsidiaries (including Harman Finance International, S.C.A.) unless otherwise indicated or the context requires otherwise. References to “Harman Finance” in this prospectus refer to Harman Finance International, S.C.A.

Trademarks and Trade Names

Harman, the Harman logo, and Harman products and brand names referred to in this prospectus are either the trademarks or the registered trademarks of Harman. All other trademarks are the property of their respective owners.

Risk Factors

An investment in our securities involves risks. Before you make a decision to buy our securities, you should read and carefully consider the risks and uncertainties discussed below under “Cautionary Statement Regarding Forward-Looking Statements” and the risk factors set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC prior to the date of this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should not place undue reliance on these statements. Forward-looking statements include information concerning possible or assumed future results of operations, cash flows, capital expenditures, the outcome of pending legal proceedings and claims, goals and objectives for future operations, including descriptions of our business strategies and purchase commitments from customers. These statements are typically identified by words such as “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “should,” “will” and similar expressions. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider the information in this prospectus and the documents incorporated herein by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. In light of these risks, uncertainties and assumptions, we cannot assure you that the results and events contemplated by the forward-looking statements contained in this prospectus and the documents incorporated herein by reference will in fact transpire.

You should carefully consider the risks described below and the other information contained in this prospectus and the documents incorporated herein by reference because they identify important factors that could cause actual results to differ materially from those predicted in any such forward-looking statements. Our operating results may fluctuate significantly and may not meet our expectations or those of securities analysts or investors. The price of our securities would likely decline if this occurs. Factors that may cause fluctuations in our operating results include, but are not limited to, the following:

•	our ability to maintain profitability in our infotainment segment if there are delays in our product launches which may give rise to significant penalties and increased engineering expense;

•	the loss of one or more significant customers, or the loss of a significant platform with an automotive customer;

•	fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro;

•	our ability to successfully implement our global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of our manufacturing, engineering, procurement and administrative organizations;

•	fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components;

•	the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith;

•	our ability to maintain a competitive technological advantage through innovation and leading product designs;

•	our ability to integrate successfully our recently completed and future acquisitions; and

•	our failure to maintain the value of our brands and implementing a sufficient brand protection program.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. As a result, the foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other reports we file with the SEC. For additional information regarding certain factors that may cause our actual results to differ from those expected or anticipated see the information under the caption “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the year ended June 30, 2014, filed with the SEC on August 7, 2014, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statement (except as required by law). The documents incorporated by reference in this prospectus also make reference to our awarded business, which represents the estimated future lifetime net sales for all customers. Our future awarded business does not represent firm customer orders. We report our awarded business primarily based on written award letters from our customers. To validate these awards, we use various assumptions including global vehicle production forecasts, customer take rates for our products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. These assumptions are updated and reported externally on an annual basis. We update our estimated awarded business quarterly by adding the value of new awards received and subtracting sales recorded during the quarter. These quarterly updates do not include any assumptions for increased take rates, revisions to product life cycle, or any other factors.

About the Registrants

Harman International Industries, Incorporated

Harman International Industries, Incorporated is a Delaware corporation incorporated in 1980. Our shares of common stock trade on the New York Stock Exchange under the symbol “HAR.” Our principal executive office is located at 400 Atlantic Street, Suite 1500, Stamford, Connecticut 06901, and our telephone number is (203) 328-3500. Our website address is www.harman.com. Except for any documents that are incorporated by reference into this prospectus or any applicable prospectus supplement that may be accessed from our website, the information available on or through our website is not part of this prospectus or any applicable prospectus supplement.

Harman Finance International, S.C.A.

Harman Finance is a finance subsidiary and has no assets, operations, revenues or cash flows other than those relating to the issuance of its debt securities being registered that are guaranteed by Harman. Harman Finance is incorporated under the laws of the Grand Duchy of Luxembourg as a corporate partnership limited by shares (société en commandite par actions), having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg register of commerce and companies under number B 196.390. Harman Finance is a wholly-owned subsidiary of Harman International Industries, Incorporated, and its telephone number is +352 26 4491. Harman Finance International GP S.à r.l., the general partner and manager of Harman Finance, is incorporated under the laws of the Grand Duchy of Luxembourg as a private limited liability company (société à responsabilité limitée), having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg register of commerce and companies under number B 196.380.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine months ended March 31, 2015	Year ended June 30,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	13.36x	12.30x	6.49x	7.32x	4.37x	1.92x

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and noncontrolling interests adjusted for undistributed income from equity investees, fixed charges and noncontrolling interests in pre-tax earnings of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed on indebtedness, amortization of debt expense and one-third of rental expense, which we deem to be a reasonable approximation of the interest portion of rental expense.

Use of Proceeds

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, share repurchases, dividend payments and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

Description of Harman Debt Securities

The following summary of the terms of our debt securities describes general terms that apply to the Harman debt securities. The particular terms of any Harman debt securities will be described more specifically in the prospectus supplement relating to such debt securities. The following summary of the Harman debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the Harman Indenture (as defined below) and any forms of certificates evidencing the Harman debt securities.

Harman may issue debt securities in one or more series under an indenture (the “Harman Indenture”) between Harman, as issuer, and U.S. Bank National Association, as trustee, unless otherwise specified in the prospectus supplement.

The terms of the Harman debt securities will include those stated in the Harman Indenture (including any supplemental indenture that specifies the terms of a particular series of debt securities) as well as those made part of the Harman Indenture by reference to the Trust Indenture Act of 1939. The Harman Indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. The form of the Harman Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the Harman Indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the Harman Indenture, see “Where You Can Find Additional Information.”

Unless otherwise specified in the applicable prospectus supplement, the Harman debt securities will represent general, unsecured obligations of Harman and will rank equally with all of the other unsecured indebtedness of Harman. The Harman debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness of Harman to the extent of the assets securing that indebtedness.

The Harman debt securities will effectively rank junior to all liabilities of Harman’s subsidiaries (excluding any amounts owed by such subsidiaries to Harman). Claims of creditors of Harman’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Harman’s creditors, including holders of any Harman debt securities. Accordingly, any Harman debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

Harman may issue the Harman debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount and, unless otherwise provided in the applicable supplemental indenture, Harman may reopen a series, without the consent of the holders of the Harman debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and, unless otherwise provided in the applicable prospectus supplement, will be consolidated with, and form a single series with, such outstanding debt securities. Harman will describe the particular terms of each series of Harman debt securities in a prospectus supplement relating to that series, which Harman will file with the SEC. The prospectus supplement will set forth, to the extent required, the following terms of the Harman debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates and the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which Harman may, or the holders may require Harman to, redeem or repurchase the debt securities;

•	Harman’s obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund;

•	the denominations in which such debt securities may be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	the provisions, if any, with respect to amortization;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the Harman Indenture;

•	any additional means of satisfaction and discharge of the Harman Indenture and any additional conditions or limitations to discharge with respect to the debt securities and, if applicable, the related guarantees, or any modifications of or deletions from such conditions or limitations;

•	any deletions or modification of or additions to the events of default, described in this prospectus or in the Harman Indenture;

•	any trustees, authenticating or paying agents, registrars, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms of the guarantee (if different from those described in this prospectus), and the conditions, if any, upon which the guarantee may be released;

•	any restrictions or other provisions with respect to the transfer or exchange of the debt securities;

•	whether the debt securities will be convertible to or exchangeable for other debt securities or any of Harman’s other securities or property, and, if applicable, the terms and conditions for doing so;

•	whether the debt securities will be defeasible; and

•	any other terms of the debt securities.

Harman may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the Harman Indenture. Harman may also issue debt securities in bearer form, with or without coupons. If Harman issues discount debt securities or debt securities in bearer form, Harman will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

Harman may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. In that event, Harman will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

You should read the particular terms of the Harman debt securities, which will be described in more detail in the prospectus supplement.

Regarding the Trustee

U.S. Bank National Association will act as trustee under the Harman Indenture.

Governing Law

The Harman Indenture and the Harman debt securities will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Description of Harman Finance Debt Securities

The following summary of the terms of the Harman Finance debt securities describes general terms that apply to the Harman Finance debt securities, and the guarantees of those debt securities by Harman. The particular terms of any Harman Finance debt securities will be described more specifically in the prospectus supplement relating to such debt securities. The following summary of the Harman Finance debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the Harman Finance Indenture (as defined below) and any forms of certificates evidencing the Harman Finance debt securities.

Harman Finance is a wholly-owned subsidiary of Harman. Harman Finance is engaged in financing the activities of Harman and its subsidiaries through the issuance of debt guaranteed by Harman. Harman Finance is a finance subsidiary and has no assets or operations other than in connection with the issuance of the Harman Finance debt securities. As further described below, the Harman Finance debt securities will be fully and unconditionally guaranteed by Harman.

Harman Finance may issue debt securities in one or more series under an indenture (the “Harman Finance Indenture”) among Harman Finance, as issuer, Harman, as guarantor, and U.S. Bank National Association, as trustee, unless otherwise specified in the prospectus supplement.

The terms of the Harman Finance debt securities will include those stated in the Harman Finance Indenture (including any supplemental indenture that specifies the terms of a particular series of debt securities) as well as those made part of the Harman Finance Indenture by reference to the Trust Indenture Act of 1939. The Harman Finance Indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. The form of the Harman Finance Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the Harman Finance Indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the Harman Finance Indenture, see “Where You Can Find Additional Information.”

Unless otherwise specified in the applicable prospectus supplement, the Harman Finance debt securities will represent general, unsecured obligations of Harman Finance and will rank equally with all of the other unsecured indebtedness of Harman Finance. The Harman Finance debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness of Harman Finance to the extent of the assets securing that indebtedness.

Harman Finance may issue the Harman Finance debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount and, unless otherwise provided in the applicable supplemental indenture, Harman Finance may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and, unless otherwise provided in the applicable prospectus supplement, will be consolidated with, and form a single series with, such outstanding debt securities. Harman Finance will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which Harman Finance will file with the SEC. The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates and the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which Harman Finance may, or the holders may require Harman Finance to, redeem or repurchase the debt securities;

•	Harman Finance’s obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund;

•	the denominations in which such debt securities may be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	the provisions, if any, with respect to amortization;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the Harman Finance Indenture;

•	any additional means of satisfaction and discharge of the Harman Finance Indenture and any additional conditions or limitations to discharge with respect to the debt securities and, if applicable, the related guarantees, or any modifications of or deletions from such conditions or limitations;

•	any deletions or modification of or additions to the events of default, described in this prospectus or in the Harman Finance Indenture;

•	any trustees, authenticating or paying agents, registrars, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms of the guarantee (if different from those described in this prospectus), and the conditions, if any, upon which the guarantee may be released;

•	any restrictions or other provisions with respect to the transfer or exchange of the debt securities;

•	whether the debt securities will be convertible to or exchangeable for other debt securities or any of Harman Finance’s other securities or property, and, if applicable, the terms and conditions for doing so;

•	whether the debt securities will be defeasible; and

•	any other terms of the debt securities or the Harman guarantee of the Harman Finance debt securities.

Harman Finance may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the Harman Finance Indenture. Harman Finance may also issue debt securities in bearer form, with or without coupons. If Harman Finance issues discount debt securities or debt securities in bearer form, Harman Finance will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

Harman Finance may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. In that event, Harman Finance will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

You should read the particular terms of the Harman Finance debt securities, which will be described in more detail in the prospectus supplement.

Harman Guarantee

Harman will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Harman Finance debt securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, in accordance with the terms of such Harman Finance debt securities and the Harman Finance Indenture.

Harman’s guarantee will represent a general, unsecured obligation and will rank equally with all other unsecured indebtedness of Harman. Harman’s guarantee will be effectively subordinated to, and thus have a junior position to, any secured indebtedness of Harman to the extent of the assets securing that indebtedness.

Harman’s guarantee will effectively rank junior to all liabilities of Harman’s subsidiaries (excluding any amounts owed by such subsidiaries to Harman). Claims of creditors of subsidiaries of Harman generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Harman, including any claims made by holders of any Harman Finance debt securities in respect of the Harman guarantee. Accordingly, the Harman guarantee will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

Regarding the Trustee

U.S. Bank National Association will act as trustee under the Harman Finance Indenture.

Governing Law

The Harman Finance Indenture, the Harman Finance debt securities and the Harman guarantee will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws. The application of the provisions set out in articles 86 to 94-8 of the Luxembourg law on commercial companies dated August 10, 1915 as amended, is expressly excluded.

Plan of Distribution

We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an “underwriter,” as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be “underwriters” within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means that we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed with the SEC on August 7, 2014;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 filed with the SEC on October 30, 2014;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2014 filed with the SEC on January 29, 2015;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the SEC on April 30, 2015;

•	Our Current Report on Form 8-K dated September 11, 2014 and filed with the SEC on September 11, 2014;

•	Our Current Report on Form 8-K dated October 30, 2014 and filed with the SEC on November 4, 2014;

•	Our Current Report on Form 8-K dated December 3, 2014 and filed with the SEC on December 5, 2014;

•	Our Current Report on Form 8-K dated January 22, 2015 and filed with the SEC on January 22, 2015;

•	Our Current Report on Form 8-K dated January 22, 2015 and filed with the SEC on January 26, 2015;

•	Our Current Report on Form 8-K dated February 3, 2015 and filed with the SEC on February 9, 2015;

•	Our Current Report on Form 8-K dated February 17, 2015 and filed with the SEC on February 19, 2015;

•	Our Current Report on Form 8-K dated March 23, 2015 and filed with the SEC on March 26, 2015;

•	Our Current Report on Form 8-K dated March 26, 2015 and filed with the SEC on March 27, 2015;

•	Our Current Report on Form 8-K dated April 8, 2015 and filed with the SEC on April 9, 2015; and

•	Our Proxy Statement on Schedule 14A dated October 22, 2014 and filed with the SEC on October 22, 2014.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement related to this prospectus and prior to the termination of the offering of the securities described in this prospectus, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing such documents. Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any document or information deemed to have been “furnished” and not “filed” in accordance with SEC rules.

Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost. We can be contacted at the address and phone number indicated below:

Harman International Industries, Incorporated

400 Atlantic Street, Suite 1500

Stamford, CT 06901

Attention: Corporate Secretary

Telephone: (203) 328-3500

Our incorporated reports and other documents may be accessed at our website address: www.harman.com or by contacting the SEC as described below in “Where You Can Find Additional Information.”

The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Legal Matters

Unless we state otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for us and Harman Finance by Akin Gump Strauss Hauer & Feld LLP, New York, New York with respect to validity of the securities being offered by this prospectus under Delaware and New York law, and by Loyens & Loeff Luxembourg S.à r.l. with respect to validity of the securities being offered by this prospectus under Luxembourg law. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

Experts

The consolidated financial statements and the related financial statement schedule of Harman International Industries, Incorporated as of June 30, 2014 and 2013 and for each of the years in the three-year period ended June 30, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2014 (which is included in Management’s Report on Internal Control over Financial Reporting) have been incorporated by reference in this prospectus and registration statement in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

€350,000,000

Harman Finance International, S.C.A.

2.000% Senior Notes due 2022

fully and unconditionally guaranteed by

Harman International Industries, Incorporated

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

HSBC	J.P. Morgan	UniCredit Bank

Co-Managers

MUFG	The Royal Bank of Scotland	TD Securities

May 20, 2015